                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               F5 NETWORKS, INC.,

                           SPARROW ACQUISITION CORP.,

                             SWAN LABS CORPORATION,

                                      AND,

     WITH RESPECT TO SECTIONS 1.7.4 AND 1.8 AND ARTICLES VII AND VIII ONLY,

               MATTHEW HOWARD AND ANDREW FOSS, AS THE STOCKHOLDER
                                REPRESENTATIVES

                          DATED AS OF SEPTEMBER 6, 2005

                                    CONTENTS

ARTICLE I - THE MERGER..........................................................................................          2
         1.1 The Merger.........................................................................................          2
         1.2 The Closing........................................................................................          2
         1.3 Effective Date and Time............................................................................          2
         1.4 Certificate of Incorporation of the Surviving Corporation..........................................          2
         1.5 Bylaws of the Surviving Corporation................................................................          3
         1.6 Directors and Officers.............................................................................          3
         1.7 Conversion of Shares...............................................................................          3
                  1.7.1 Merger Consideration....................................................................          3
                  1.7.2 Escrow..................................................................................          4
                  1.7.3 Appraisal Rights and Dissenters' Rights.................................................          4
                  1.7.4 Exchange of Certificates................................................................          5
                  1.7.5 No Further Transfers....................................................................          6
         1.8 Stockholder Representatives........................................................................          7
                  1.8.1 Power and Authority; Replacement........................................................          7
                  1.8.2 Limitation of Liability.................................................................          8
ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................          8
         2.1 Organization; Subsidiaries.........................................................................          9
         2.2 Authorization; Enforceability......................................................................          9
         2.3 Capitalization; Merger Consideration...............................................................         10
         2.4 Subsidiaries and Affiliates........................................................................         11
         2.5 No Approvals; No Conflicts.........................................................................         11
         2.6 Financial Statements...............................................................................         12
         2.7 Absence of Certain Changes or Events...............................................................         13
         2.8 Taxes..............................................................................................         15
         2.9 Property...........................................................................................         17
         2.10 Contracts.........................................................................................         19
                  2.10.1 Material Contracts.....................................................................         19
                  2.10.2 Required Consents......................................................................         20
         2.11 Customers and Suppliers...........................................................................         20
         2.12 Warranties and Returns............................................................................         21
         2.13 Claims and Legal Proceedings......................................................................         21
         2.14 Labor and Employment Matters......................................................................         21
         2.15 Employee Benefit Plans............................................................................         22
         2.16 Intellectual Property.............................................................................         26
         2.17 Corporate Books and Records.......................................................................         31
         2.18 Accounts Receivable...............................................................................         32
         2.19 Inventory.........................................................................................         32
         2.20 Licenses, Permits, Authorizations, etc............................................................         33
         2.21 Compliance With Laws..............................................................................         33
         2.22 Compliance With Environmental Laws................................................................         33
         2.23 Product Liability.................................................................................         34
         2.24 Insurance.........................................................................................         34
         2.25 Brokers or Finders................................................................................         35

         2.26 Absence of Questionable Payments..................................................................         35
         2.27 Bank Accounts.....................................................................................         35
         2.28 No Powers of Attorney.............................................................................         36
         2.29 Insider Interests.................................................................................         36
         2.30 International Trade Matters.......................................................................         36
         2.31 Information Supplied by the Company...............................................................         37
         2.32 Full Disclosure...................................................................................         37
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........................................         37
         3.1 Organization.......................................................................................         37
         3.2 Enforceability.....................................................................................         37
         3.3 No Approvals or Notices Required; No Conflicts With Instruments....................................         38
         3.4 Brokers or Finders.................................................................................         38
         3.5 Interim Operations of Merger Sub...................................................................         39
         3.6 Claims and Legal Proceedings.......................................................................         39
         3.7 Financing..........................................................................................         39
ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.......................................         39
         4.1 Accuracy of Representations and Warranties.........................................................         39
         4.2 Performance of Agreements..........................................................................         39
         4.3 Opinion of Counsel for the Company.................................................................         40
         4.4 Compliance Certificate.............................................................................         40
         4.5 Material Adverse Effect............................................................................         40
         4.6 Approvals and Consents.............................................................................         40
         4.7 Secretary's Certificate............................................................................         40
         4.8 Nonforeign Affidavit...............................................................................         40
         4.9 Compliance With Laws...............................................................................         41
         4.10 Stockholder Approval; Irrevocable Proxies.........................................................         41
         4.11 Legal Proceedings.................................................................................         41
         4.12 Employment and Proprietary Information Arrangements...............................................         41
         4.13 Appraisal Rights..................................................................................         42
         4.14 Stockholder Agreement; Transmittal Letters........................................................         42
         4.15 Consents to Merger................................................................................         42
         4.16 Repayment of Indebtedness; Releases of Liens......................................................         42
         4.17 Escrow Agreement..................................................................................         42
         4.18 Resignations......................................................................................         42
         4.19 Exercise or Termination of Company Options........................................................         42
         4.20 Termination of Company's 401(k) Plan, Bonus Plans and Employee Benefit Plans......................         43
         4.21 Transaction Costs Spreadsheet.....................................................................         43
         4.22 Tax Matters.......................................................................................         43
         4.23 Consideration Allocation Certificate..............................................................         43
ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..................................................         44
         5.1 Accuracy of Representations and Warranties.........................................................         44
         5.2 Performance of Agreements..........................................................................         44

         5.3 Compliance Certificate.............................................................................         44
         5.4 Legal Proceedings..................................................................................         44
         5.5 Approvals and Consents.............................................................................         44
         5.6 Compliance With Laws...............................................................................         45
         5.7 Opinion of Counsel for Parent......................................................................         45
ARTICLE VI - COVENANTS..........................................................................................         45
         6.1 Conduct of Business by the Company Pending the Merger..............................................         45
         6.2 Access to Information; Confidentiality.............................................................         47
         6.3 No Alternative Transactions........................................................................         47
         6.4 Notification of Certain Matters....................................................................         48
         6.5 Further Action; Commercially Reasonable Efforts....................................................         48
         6.6 Notice of Stockholder Action.......................................................................         49
         6.7 Dissenting Shares..................................................................................         49
         6.8 Publicity..........................................................................................         49
         6.9 Tax Matters........................................................................................         49
         6.10 Termination of 401(k) Plans and Employee Benefit Plans............................................         50
         6.11 Treatment of Company Options......................................................................         51
         6.12 Award Grants......................................................................................         51
         6.13 Employee Retention Pool...........................................................................         51
         6.14 Employee Benefits; Service Credit.................................................................         52
         6.16 Indemnification of Company Officers and Directors.................................................         52
         6.17 Updated Disclosure Memorandum.....................................................................         53
         6.18 Interim Financial Statements......................................................................         53
ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER.................................................................         54
         7.1 Termination........................................................................................         54
         7.2 Effect of Termination..............................................................................         54
         7.3 Amendment..........................................................................................         55
         7.4 Waiver.............................................................................................         55
ARTICLE VIII - SURVIVAL AND INDEMNIFICATION.....................................................................         55
         8.1 Survival...........................................................................................         55
         8.2 Indemnification by the Holders of Company Capital Stock............................................         56
         8.3 Indemnification by Parent..........................................................................         57
         8.4 Limitations........................................................................................         57
         8.5 Establishment and Contesting of Indemnification Liability..........................................         58
         8.6 Defense and Settlement of Third-Party Claims.......................................................         60
         8.7 Reduction of Escrow Amount.........................................................................         60
         8.8 Termination of Escrow..............................................................................         61
         8.9 Exclusive Remedies; Specific Performance...........................................................         61
ARTICLE IX - GENERAL............................................................................................         62
         9.1 Expenses...........................................................................................         62
         9.2 Notices............................................................................................         62
         9.3 Severability.......................................................................................         63
         9.4 Entire Agreement...................................................................................         64
         9.5 Assignment.........................................................................................         64
         9.6 Parties in Interest................................................................................         64

         9.7 Governing Law; Arbitration; Jurisdiction; Venue....................................................         64
         9.8 Headings...........................................................................................         65
         9.9 Counterparts.......................................................................................         65
         9.10 Waiver of Jury Trial..............................................................................         65
ARTICLE X - DEFINITIONS.........................................................................................         66

EXHIBITS

1                 Form of Stockholder Agreement
1.4               Surviving Corporation Certificate of Incorporation
1.5               Surviving Corporation Bylaws
1.7.4             Letter of Transmittal
2.2(b)(1)         Company Stockholder Consent
2.2(b)(2)         Irrevocable Proxy
4.3               Opinion of Counsel for the Company
4.8               Real Property Tax Affidavit
5.7               Opinion of Counsel for Parent

SCHEDULES TO THE DISCLOSURE MEMORANDUM

C              Required Stockholders
2.1            Organization; Subsidiaries
2.3            Capitalization; Merger Consideration
2.5            No Approvals; No Conflicts
2.6            Financial Statements
2.7            Absence of Certain Changes or Events
2.8            Taxes
2.9            Property
2.10           Material Contracts and Required Consents
2.11           Customers and Suppliers
2.12           Warranties and Returns
2.13           Claims and Legal Proceedings
2.14           Labor and Employments
2.15           Employee Benefit Plans
2.16           Company Intellectual Property
2.17           Corporate Books and Records
2.18           Accounts Receivable
2.24           Insurance
2.27           Bank Accounts
2.28           No Powers of Attorney
2.29           Insider Interests
4.12           Certain Retention Employees
4.15           Required Consents
6.13(a)        Retention Employees
6.13(b)        Retention Milestones

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (this "AGREEMENT") is made and entered into as of September 6, 2005, by and among F5 Networks, Inc., a Washington corporation ("PARENT"), Sparrow Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB"), Swan Labs Corporation, a Delaware corporation (the "COMPANY"), and, with respect to Sections 1.7.4 and
1.8 and Articles VII and VIII only, Matthew Howard and Andrew Foss, as the Stockholder Representatives (as defined below).

                                    RECITALS

      A. The Company, Parent and Merger Sub believe it advisable and in their respective best interests to effect a merger of the Company and Merger Sub pursuant to this Agreement, whereby Merger Sub would be merged with and into the Company (the "MERGER").

      B. The Board of Directors of the Company and the requisite number of stockholders of the Company have approved this Agreement and the Merger as required by applicable law.

      C. Promptly after the execution of this Agreement by the Company, in order to induce Parent and Merger Sub to enter into this Agreement, the stockholders of the Company identified on SCHEDULE C TO THE DISCLOSURE MEMORANDUM (the "REQUIRED STOCKHOLDERS") shall have executed and delivered (a) a written consent in lieu of special meeting of the stockholders of the Company in the form attached as EXHIBIT 2.2(b)(1) hereto, approving, among other things, the adoption of this Agreement and the consummation of the Merger and the other transactions contemplated hereby (the "COMPANY STOCKHOLDER CONSENT"); and (b) an Irrevocable Proxy in favor of Parent in substantially the form attached hereto as EXHIBIT 2.2(b)(2).

      D. The Boards of Directors of Parent and Merger Sub and the sole stockholder of Merger Sub have approved this Agreement and the Merger as required by applicable law.

      E. Capitalized terms not otherwise defined herein have the meanings given such terms in Article X of this Agreement.

                                    AGREEMENT

      In consideration of the terms hereof, the parties hereto agree as follows:

                             ARTICLE I - THE MERGER

1.1   THE MERGER

      Upon the terms and subject to the conditions hereof, (a) at the Effective Time the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into the Company (the Company as the surviving corporation after the Merger is sometimes referred to herein as the "SURVIVING CORPORATION") and
(b) from and after the Effective Time, the Merger shall have all the effects of a merger under the laws of the State of Delaware and other applicable law.

1.2   THE CLOSING

      Subject to the terms and conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place on the earliest practicable business day (the "CLOSING DATE") after the satisfaction or waiver of the conditions set forth in Articles IV and V at 10 a.m. local time at the offices of DLA Piper Rudnick Gray Cary US LLP, 701 Fifth Avenue, Suite 7000, Seattle, WA 98104, or such other date, time or location as Parent and the Company shall agree; provided, however, that in no event shall the Closing Date be prior to October 1, 2005.

1.3   EFFECTIVE DATE AND TIME

      On the Closing Date and subject to the terms and conditions hereof, the parties hereto shall cause a certificate of merger (the "CERTIFICATE OF MERGER") complying with the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW") to be properly executed and filed with the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY OF STATE"). The Merger shall become effective on the date (the "EFFECTIVE DATE") and at the time (the "EFFECTIVE TIME") of filing of the Certificate of Merger or at such other time as may be specified in the Certificate of Merger as filed. If the Delaware Secretary of State requires any changes in the Certificate of Merger as a condition to filing or to issuing its certificate to the effect that the Merger is effective, Parent, Merger Sub, and the Company, as appropriate, will execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any material change in the terms of this Agreement.

1.4   CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

      Unless otherwise specified by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety as of the Effective Time to conform to the certificate of incorporation attached hereto as EXHIBIT 1.4. Thereafter, the Certificate of Incorporation of the Surviving Corporation may be amended in accordance with its terms and as provided by law.

1.5   BYLAWS OF THE SURVIVING CORPORATION

      Unless otherwise specified by Parent prior to the Effective Time, at the Effective Time, the Bylaws of the Surviving Corporation shall be amended and restated to conform to the bylaws attached hereto as EXHIBIT 1.5. Thereafter, the bylaws may be amended or repealed in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by law.

1.6   DIRECTORS AND OFFICERS

      At the Effective Time, the directors and officers of the Company shall resign and the directors of Merger Sub shall continue in office as the directors of the Surviving Corporation and the officers of Merger Sub shall continue in office as the officers of the Surviving Corporation, and such directors and officers shall hold office in accordance with and subject to the Certificate of Incorporation and Bylaws of the Surviving Corporation.

1.7   CONVERSION OF SHARES

      1.7.1 MERGER CONSIDERATION

      Subject to the provisions below, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, all of the outstanding shares of capital stock of the Company ("COMPANY CAPITAL STOCK") shall be cancelled and converted into the right to receive from Parent an aggregate sum of $43,000,000 in cash (the "PURCHASE PRICE") and the following shall occur:

      (a) All shares of any class of Company Capital Stock held by the Company as treasury shares shall be cancelled.

      (b) Subject to the provisions of Section 1.7.2 below, the Purchase Price shall be allocated among the Company Capital Stock as follows:

            (i) Each issued and outstanding share of the Company's Series A Preferred Stock (the "COMPANY SERIES A STOCK"), other than shares cancelled pursuant to Section 1.7.1(a) and Dissenting Shares, shall be cancelled and converted into the right to receive from Parent an amount of cash equal to Per Share Preferred Stock Consideration.

            (ii) Each issued and outstanding share of Common Stock of the Company (the "COMPANY COMMON STOCK"), other than shares cancelled pursuant to
Section 1.7.1(a) and Dissenting Shares, shall be cancelled and converted into the right to receive from Parent an amount of cash equal to the Per Share Common Stock Consideration.

            (iii) The amount of cash to be paid to each stockholder of the Company under this Section 1.7.1(b) shall be calculated by aggregating all shares of Company Capital Stock held by each such stockholder, so that such amount of cash to be paid shall be equal to the sum of (x) the aggregate number of shares of Company Common Stock held by such stockholder multiplied by the Per Share Common Stock Consideration, and (y) the aggregate number of shares of Company Series A Stock held by such stockholder multiplied by the Per Share Preferred Stock Consideration, in each case rounded to the nearest $0.01, with $0.005 being rounded up.

      (c) Each issued and outstanding share of capital stock of Merger Sub shall be converted into one share of common stock of the Surviving Corporation.

      (d) All options, warrants or other outstanding rights to purchase or otherwise acquire Company Capital Stock (together, the "COMPANY OPTIONS") outstanding immediately prior to the Effective Time shall be treated in accordance with Section 6.11 hereof.

      1.7.2 ESCROW

      Notwithstanding the foregoing, subject to effectiveness of the Merger, an aggregate of (a) $4,300,000 in cash (the "BASE ESCROW AMOUNT") and (b) $1,075,000 in cash (the "SPECIAL ESCROW AMOUNT" and, together with the Base Escrow Amount, the "ESCROW AMOUNT") from the Purchase Price shall be deposited in escrow (the "ESCROW") with Wells Fargo Bank, National Association (the "ESCROW AGENT"), to be held and administered in accordance with an Escrow Agreement in a form reasonably satisfactory to the Company and Parent (the "ESCROW AGREEMENT"), such Escrow Amount to be deducted, pro rata based on the aggregate amount of Merger Consideration to be received by each holder of Company Capital Stock under Section 1.7.1(b), from the aggregate amount otherwise payable to each such holder of Company Capital Stock as of the Effective Time. By approving the Merger at a special meeting of the stockholders or by written consent or by delivering a Letter of Transmittal and their certificates representing shares of Company Capital Stock to the Escrow Agent in accordance with the provisions of Section 1.7.4, the stockholders shall agree
(i) that the aggregate amount of the Merger Consideration payable to each such stockholder pursuant to Section 1.7.1 shall be reduced by their respective portions of the Escrow Amount, which amounts will be set forth on the Consideration Allocation Certificate, and (ii) to be bound with respect to the indemnification obligations of the stockholders and the procedures set forth in
Article VIII. In accordance with the terms of the Escrow Agreement, on or prior to the Effective Time, Parent will take all steps necessary to enable it or the Surviving Corporation to deliver to the Escrow Agent the Escrow Amount by wire transfer in immediately available funds, all to be managed and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement.

      1.7.3 APPRAISAL RIGHTS AND DISSENTERS' RIGHTS

      Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock or Company Series A Stock held by a holder who has demanded and perfected such holder's right for appraisal or rights of dissent of such shares in accordance with California Law or Delaware Law, as the case may be, and who, as of the Effective Time, has not effectively withdrawn or lost such right to appraisal or right of dissent ("DISSENTING SHARES"), if any, shall not be converted into the right to receive the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law or Delaware Law, as the case may be. The Company shall give Parent prompt notice of any demand for appraisal or notice of dissent received by the Company, and Parent shall have the right to direct and participate in all negotiations and proceedings with respect to such demand or notice. The Company agrees that, except with the prior written consent of Parent, or as required under California Law or Delaware Law, as the case may be, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand or notice. Each holder of Dissenting Shares (a "DISSENTING Stockholder") who, pursuant to the provisions of California Law or Delaware Law, as the case may be, becomes entitled to payment of the fair value for shares of Company Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such stockholder of a certificate or certificates representing shares of Company Capital Stock, the portion of the Merger Consideration to which such stockholder would otherwise be entitled under this Section 1.7.3 and this Agreement less the portion of the Merger Consideration allocable to such stockholder that has been deposited with the Escrow Agent in respect of such shares of Company Capital Stock pursuant to Section 1.7.2. To the extent that Parent or the Company makes any payment in respect of any Dissenting Shares, Parent shall be entitled to recover under Article VIII hereof (i) the aggregate amount by which such payment (plus the amounts paid at the Effective Time) exceeds the Merger Consideration allocable to such stockholder and (ii) any other costs and expenses, including attorney fees and expenses, incurred in connection with investigating, defending and settling such demands for appraisal (the amounts in clauses (i) and (ii) collectively, "EXCESS DISSENTING SHARE PAYMENTS").

      1.7.4 EXCHANGE OF CERTIFICATES

      (a) Prior to the Effective Time, Parent shall designate an agent (which may be Parent or a subsidiary of Parent) to act as a disbursement or exchange agent (the "EXCHANGE AGENT") in the Merger.

      (b) Parent or the Exchange Agent shall cause to be mailed, no later than 20 days prior to the Closing Date, to each holder of shares of Company Capital Stock and each holder of Company Options: (i) a letter of transmittal (the "LETTER OF TRANSMITTAL") containing (A) an agreement to be obligated for such holder's pro rata potion of the indemnification obligations set forth in Article VIII below, and (B) an obligation to execute and deliver the Stockholder Agreement, which document is substantially in the form attached hereto as
EXHIBIT 1.7.4; and (ii) instructions for effecting the surrender of the certificates in exchange for a portion of the Merger Consideration. Upon surrender of a certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such Letter of Transmittal, duly executed, and such other documents specified in the Letter of Transmittal, and immediately following the Closing, the holder of such certificate shall be entitled to receive in exchange therefor a check or wire transfer representing the portion of the Merger

Consideration that such stockholder of the Company is entitled to receive pursuant to Section 1.7.1 as of the Effective Time. If any certificates representing shares of Company Capital Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the stockholder of the Company claiming such certificate to be lost, stolen or destroyed, in form satisfactory to Parent, and delivery of the Letter of Transmittal, Parent shall issue in exchange for such lost, stolen or destroyed certificate the portion of the Merger Consideration that such stockholder of the Company is entitled to receive pursuant to Section 1.7.1; provided, however, that Parent may in its discretion and as a condition precedent to the issuance thereof, require such stockholder to provide Parent with an indemnity agreement against any Claim that may be made against Parent with respect to the certificate alleged to have been lost, stolen or destroyed. No interest shall accrue on the Merger Consideration. Unless otherwise approved by Parent, which approval shall not be unreasonably withheld, the Merger Consideration (or any portion thereof) shall be delivered only to the Person in whose name the certificate or certificates representing shares of Company Capital Stock surrendered in exchange therefor is registered. Notwithstanding anything to the contrary, neither Parent nor any other party hereto shall be liable to a holder of shares of Company Capital Stock for any Merger Consideration delivered to a public official pursuant to applicable law, including abandoned property, escheat and similar laws.

      (c) Parent or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration such amounts as Parent, the Company or the Exchange Agent may be required to deduct and withhold with respect to either the making of such payment under the Code or acquiring and/or disposing the shares of Company Capital Stock (through exercise of options or otherwise), or any provision of state, local or foreign Tax law, provided that no amount of Merger Consideration shall be withheld with respect to Taxes arising from the acquisition of shares of Company Capital Stock pursuant to option exercises unless the Company has failed to comply with applicable Tax withholding requirements in respect thereto. To the extent that amounts are so withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the former holder of the Company Capital Stock in respect of whom such deduction and withholding is made by Parent or the Exchange Agent. Prior to the Closing, the stockholders of the Company will provide Parent or the Exchange Agent any Forms W-9 or other certificates or forms required to allow Parent or the Exchange Agent to meet its withholding obligations under the law.

      1.7.5 NO FURTHER TRANSFERS

      After the Effective Time, there shall be no transfers of any shares of Company Capital Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Capital Stock are presented to the Surviving Corporation, they shall be forwarded to Parent and shall be cancelled and exchanged in accordance with this
Section 1.7, subject, in the case of Dissenting Shares, to Section 1.7.3.

1.8   STOCKHOLDER REPRESENTATIVES

      1.8.1 POWER AND AUTHORITY; REPLACEMENT

      (a) By the approval of the Merger at a special meeting of stockholders or by written consent of the stockholders, or by execution of the Stockholder Agreement, each stockholder of the Company shall be deemed to have irrevocably authorized and appointed each of Matthew Howard and Andrew Foss (each a "STOCKHOLDER REPRESENTATIVE" and together the "STOCKHOLDER REPRESENTATIVES"), with full power of substitution and resubstitution, as his, her or its representative and true and lawful attorney-in-fact and agent to act in his, her or its name, place and stead with respect to all matters arising in connection with this Agreement, including, without limitation, the power and authority, in their respective sole discretion, prior to and after the Effective Time, to:

            (i) take any action contemplated to be taken by the stockholders of the Company under this Agreement or any other Operative Document, including, without limitation, pursuant to Article VIII;

            (ii) negotiate, determine, defend and settle any disputes that may arise under or in connection with this Agreement or any other Operative Document, including, without limitation, with respect to any Indemnification Claim pursuant to Article VIII; and

            (iii) make, execute, acknowledge and deliver any releases, assurances, receipts, requests, instructions, notices, agreements, certificates and any other instruments, and generally do any and all things and take any and all actions that may be requisite, proper or advisable in connection with this Agreement or any other Operative Document, including, without limitation, pursuant to Article VIII.

      (b) At any time during the term of the Escrow Agreement, the former stockholders of the Company may, by written consent of the holders of a majority of the former shares of Company Capital Stock (based on the respective ownership amounts immediately prior to the Closing), appoint new representatives as the Stockholder Representatives, including in the event that any Stockholder Representative becomes unable or unwilling to continue in his capacity as Stockholder Representative, or if any Stockholder Representative resigns as a Stockholder Representative. Written notice, together with a copy of the written consent appointing such new representative and bearing the signatures of the applicable stockholders, must be delivered to Parent and the Escrow Agent not less than ten (10) calendar days prior to such appointment. Upon approval of the new representative by Parent, which approval may not be unreasonably withheld, such appointment will be effective upon the later of (i) the date indicated in the consent, (ii) the date that Parent approves such new representative or (iii) the date such written consent is received by Parent and the Escrow Agent.

      1.8.2 LIMITATION OF LIABILITY

      (a) The Stockholder Representatives will incur no liability with respect to any action taken or suffered by any party in reliance upon any notice, direction, instruction, consent, statement or other document believed by such Stockholder Representative to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his own gross negligence, bad faith or willful misconduct. In all questions arising under this Agreement or the Escrow Agreement, the Stockholder Representatives may rely on the advice of outside counsel, and the Stockholder Representatives will not be liable to anyone for anything done, omitted or suffered in good faith by the Stockholder Representatives based on such advice. Except as expressly provided herein, the Stockholder Representatives will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to both the Stockholder Representatives.

      (b) Each stockholder shall severally but not jointly indemnify the Stockholder Representatives and hold the Stockholder Representatives harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct, to the extent permitted by applicable law, on the part of the Stockholder Representatives and arising out of or in connection with the acceptance or administration of the Stockholder Representatives' duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representatives.

               ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE
                                     COMPANY

      Except as is otherwise set forth in detail in the Company Disclosure Memorandum delivered by the Company to Parent and dated as of the date of this Agreement (and which shall be updated as of the Closing, subject to Section 6.17 below) (the "DISCLOSURE MEMORANDUM"), which refers specifically to the representations and warranties in this Agreement and which identifies by section number the section and subsection to which such disclosure relates (provided that any information disclosed under any section or subsection shall be deemed to be disclosed and incorporated into any other section or subsection where such disclosure would on its face and without reference to any separate or independent document or information reasonably be deemed to apply, and provided further that the fact that any disclosure in the Disclosure Memorandum is not required to be disclosed in order to render the applicable representation or warranty to which is relates true, or that the absence of such disclosure in the Disclosure Memorandum would not constitute a breach of such representation or warranty, shall not be deemed or construed to expand the scope of any representation or warranty hereunder or to establish a standard of disclosure in respect of any representation or warranty), and in order to induce Parent and Merger Sub to enter into and perform this Agreement and the other agreements and certificates that are required to be executed pursuant to this Agreement (collectively, the "OPERATIVE DOCUMENTS"), the Company represents and warrants to Parent and Merger Sub as of the date of this Agreement and as of the Closing as follows in this Article II. For the purposes of Section 2.7 through Section. 2.32 of this Article II, the term "Company" shall refer to the Company and each and all of its subsidiaries.

2.1   ORGANIZATION; SUBSIDIARIES

      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company's subsidiaries are duly organized and validly existing under the laws of the jurisdictions in which they are organized. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement and the other Operative Documents to which the Company is a party, and to consummate the transactions contemplated hereby and thereby. The Company and its subsidiaries are duly qualified and licensed as a foreign corporation to do business and is in good standing in each of the jurisdictions specified in
SCHEDULE 2.1 TO THE DISCLOSURE MEMORANDUM, which are the only jurisdictions in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect. SCHEDULE 2.1 TO THE DISCLOSURE MEMORANDUM lists each of the Company's direct and indirect subsidiaries and the jurisdiction in which each is incorporated or formed.

2.2   AUTHORIZATION; ENFORCEABILITY

      (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Operative Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the adoption of this Agreement by the Company's stockholders holding at least (i) a majority of the outstanding shares of Company Common Stock, (ii) 55% of the outstanding shares of Company Series A Stock and (iii) a majority of the outstanding shares of Company Capital Stock (the votes referred to in clauses "(i)", "(ii)" and "(iii)" of this sentence being collectively referred to as the "REQUIRED STOCKHOLDER VOTE"), which consents have been obtained as of the date hereof following execution of this Agreement by the Company. The Board of Directors of the Company has taken all necessary corporate action to approve the transactions contemplated by the Irrevocable Proxies pursuant to Section 203(a) of the Delaware Law. This Agreement has been, and each of the other Operative Documents to which the Company is a party at the Closing will have been, duly executed and delivered by the Company, and this Agreement is, and each of the other Operative Documents to which the Company is a party will be at the Closing, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity.

      (b) The Board of Directors has, by the unanimous vote of all directors in office, (i) duly approved this Agreement, the Operative Documents to which the Company is a party, the Merger and the transactions contemplated hereby and thereby, (ii) determined that the Merger is advisable and in the best interests of the stockholders of the Company, and
(iii) recommended that the stockholders of the Company adopt this Agreement and directed that this Agreement be submitted to the stockholders of the Company for adoption. All such corporate action by the Board of Directors has been taken in accordance with its obligations under the Certificate of Incorporation and Bylaws of the Company and the laws of the State of Delaware.

      (c) The shares of the Company's capital stock that are subject to the Company Stockholder Consent delivered pursuant to Recital C hereof are (and will continue through the Closing to be) sufficient to obtain the Required Stockholder Vote.

2.3   CAPITALIZATION; MERGER CONSIDERATION

      (a) The authorized capital stock of the Company consists solely of 89,000,000 shares of Company Common Stock, par value $0.0001 per share, and 35,750,000 shares of preferred stock, par value $0.001 per share, all of which are designated as Company Series A Stock.

      (b) As of the date of this Agreement, the issued and outstanding capital stock of the Company consists solely of 30,670,117 shares of Company Common Stock and 35,344,710 shares of Company Series A Stock, which are held of record and beneficially by the stockholders of the Company as set forth on SCHEDULE 2.3(b) TO THE DISCLOSURE MEMORANDUM. Such outstanding shares are, and immediately prior to the Closing will be, duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal and state securities laws. To the Company's knowledge, no Person, other than the stockholders of the Company listed on SCHEDULE 2.3(b) TO THE DISCLOSURE MEMORANDUM, holds any interest in any of the outstanding shares.

      (c) As of the date of this Agreement, other than as set forth on SCHEDULE 2.3(c) TO THE DISCLOSURE MEMORANDUM, there are no outstanding rights of first refusal or offer, preemptive rights, options, warrants, conversion rights, other rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company or any stockholder of the Company of any shares of Company Capital Stock or any securities or instruments convertible into or exchangeable for shares of Company Capital Stock (collectively, "STOCK PURCHASE RIGHTS"). SCHEDULE 2.3(c) TO THE DISCLOSURE MEMORANDUM also identifies any Stock Purchase Rights that have been offered in connection with any employment or consulting agreement but that, as of the date hereof, have not been issued or granted.

      (d) Except as set forth on SCHEDULE 2.3(d) TO THE DISCLOSURE MEMORANDUM, the Company is not a party or subject to any agreement or understanding and (other than voting agreements entered into in connection with this Agreement) there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting of any securities of the Company by any director or officer of the Company. The Company has no contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

      (e) All rights of refusal, rights of first offer, co-sale or tag-along rights, drag-along rights, registration rights or similar rights granted by the Company with respect to the Company's capital stock or Stock Purchase Rights are described on SCHEDULE 2.3(e) TO THE DISCLOSURE MEMORANDUM.

      (f) All Company Options have been granted or issued at fair market value, as determined by the Company's Board of Directors at the date of grant or issuance.

2.4   SUBSIDIARIES AND AFFILIATES

      Except as set forth in SCHEDULE 2.1 TO THE DISCLOSURE MEMORANDUM, the Company does not (a) own or control, and has not in the past owned or controlled, directly or indirectly, any corporation, partnership, limited liability company or other entity, and (b) own, directly or indirectly, any ownership, equity, or voting or other interest in, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

2.5   NO APPROVALS; NO CONFLICTS

      The execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby will not (a) to the Company's knowledge, constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to the Company, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except for (i) the filing of all documents necessary to consummate the Merger with the Delaware Secretary of State, (ii) the approval by the stockholders of the Company of the transactions contemplated hereby, as provided under California Law and Delaware Law and the Certificate of Incorporation and Bylaws of the Company, which approval is set forth in the Company Stockholder Consent, and (iii) such filings as may be required to be made by the Company in connection with the Merger by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HART-SCOTT-RODINO ACT"), or any other federal or state antitrust or fair trade law, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, Encumbrance (other than Permitted Encumbrances), obligation or liability to which the Company is a party or by which it is bound or to which any material assets of the Company are subject (other than the acceleration of vesting or the release of the Company's repurchase rights of outstanding Company Options issued to employees, consultants and directors of the Company) and except as would not have a Material Adverse Effect, (d) result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any material assets of the Company, (e) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or Bylaws of the Company, or (f) invalidate or adversely affect any material permit, license or authorization used in the conduct of the business of the Company.

2.6   FINANCIAL STATEMENTS

      (a) The Company has delivered to Parent (i) an unaudited balance sheet, statement of income and expense, statement of cash flow and statement of stockholders' equity of the Company as of or for the fiscal year ended July 31, 2005 (the "Financial Statements") and (ii) true and complete copies of all management letters and other correspondence received from the Company's accountants since December 31, 2004 relating to the foregoing financial statements, accounting controls of the Company and all related matters. The balance sheet of the Company as of July 31, 2005 is herein referred to as the "COMPANY BALANCE SHEET." The Financial Statements have been prepared in conformity with GAAP on a basis consistent with prior accounting periods and fairly present the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated, except that unaudited Financial Statements may not contain footnotes required by GAAP. The Company has no liabilities or obligations of any nature (absolute, contingent or otherwise) that are not fully reflected or fully reserved against in the Company Balance Sheet, except liabilities or obligations incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet. The Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person. SCHEDULE 2.6(a) TO THE DISCLOSURE MEMORANDUM sets forth (A) all indebtedness, receivables and other obligations of the stockholders, directors, officers or employees of the Company, or any of their respective Affiliates, relating to the Company, together with all amounts owed by such stockholders, directors, officers or employees of the Company, or any of their respective Affiliates, in respect thereof, that are outstanding immediately prior to the Closing; and (B) all outstanding liabilities of the Company with respect to the stockholders, directors, officers or employees of the Company, or any of their respective Affiliates, including, but not limited to, unpaid accrued salaries, bonuses and other employee, director or officer compensation, that are outstanding immediately prior to the Closing.

      (b) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has been no incidence of fraud, whether or not material, that involves any current or former directors, officers or employees of the Company and during the periods covered by the Financial Statements there have been no changes in the internal control over financial reporting that have materially affected, or are Reasonably Likely to materially affect, such internal control over financial reporting.

      (c) SCHEDULE 2.6(c) TO THE DISCLOSURE MEMORANDUM lists all services currently being performed, or which have been performed within the last three years, by PriceWaterhouseCoopers LLP for the Company.

      (d) SCHEDULE 2.6(d) TO THE DISCLOSURE MEMORANDUM lists, and the Company has delivered to Parent copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC) effected by the Company since inception.

      (e) SCHEDULE 2.6(e) TO THE DISCLOSURE MEMORANDUM sets forth the amount of the cash and cash equivalents listed on the Company's books and records as of the date of this Agreement, which amount has been calculated in conformity with GAAP on a basis consistent with prior accounting periods.

2.7   ABSENCE OF CERTAIN CHANGES OR EVENTS

      Except for transactions specifically contemplated in this Agreement, since the date of the Company Balance Sheet, neither the Company nor any of its officers or directors in their representative capacities on behalf of the Company has:

      (a) taken any action or entered into or amended, terminated, granted a waiver under or given a consent with respect to any transaction, agreement or commitment other than in the ordinary course of business;

      (b) forgiven or cancelled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any stockholder, officer, director, employee or Affiliate of the Company), other than waivers of the Company's right of repurchase with respect to restricted stock of the Company issued to the Company's employees, consultants or directors;

      (c) granted any increase in the compensation of directors, officers, employees or consultants (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, employee or consultant;

      (d) become subject to any change or circumstance having a Material Adverse Effect;

      (e) borrowed or agreed to borrow any funds, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) (other than trade payables or accruals in the ordinary course of business), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

      (f) paid, discharged or satisfied any material Claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

      (g) knowingly permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrance;

      (h) purchased or sold, transferred or otherwise disposed of any material properties or assets (real, personal or mixed, tangible or intangible);

      (i) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person without obtaining an appropriate confidentiality agreement from any such Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

      (j) made any single capital expenditure or commitment in excess of $5,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $15,000 for additions to property, plant, equipment or intangible capital assets;

      (k) made any change in accounting methods or practices or internal accounting control, inventory, investment, credit, allowance or Tax procedure or practices;

      (l) made or approved any write off or write down or any determination to write-off or write down any of the assets or properties of the Company;

      (m) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of the Company's capital stock of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

      (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to any of the Company's stockholders, officers, directors or employees or any Affiliate of any of the Company's stockholders, officers, directors or employees, except compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year last ended and except for advances for travel and other business-related expenses;

      (o) amended the Certificate of Incorporation, the Company's bylaws or comparable corporate charter documents; or

      (p) agreed, whether in writing or otherwise, to take any action described in this Section 2.7.

2.8   TAXES

      (a) SCHEDULE 2.8(a) TO THE DISCLOSURE MEMORANDUM sets forth (i) a list of all jurisdictions in which Tax Returns are required to be filed by or on behalf of the Company or any of its Affiliates, (ii) all Tax Returns filed by or on behalf of the Company and its Affiliates with any jurisdiction for income taxes, franchise taxes, gross income taxes and sales or use taxes for which the applicable statute of limitations on assessment and collection has not expired, and (iii) all jurisdictions in which the Company or any of its Affiliates are required to pay sales, use, excise, property, VAT, GST or PST Taxes. The Company will provide copies of all income and franchise Tax Returns and make available all other Tax Returns filed by or on behalf of the Company and its Affiliates and supporting documentation to the Parent on or prior to Closing.

      (b) (i) All Tax Returns required to be filed by or on behalf of the Company and its Affiliates have been timely filed on or before the applicable due date (with extension(s)) with each appropriate Governmental Body by or with respect to it, and all such Tax Returns have been properly completed in compliance with applicable legal requirements and are, in all material respects, correct and complete, and (ii) the Company and its Affiliates have fully and timely paid all Taxes required to be paid by or with respect to them (whether or not such Taxes have been reflected on any Tax Return), or the Company has made adequate provision on the Financial Statements for all Taxes required to be paid by or with respect to it (whether or not such Taxes have been reflected on any Tax Return), including all taxes payable by any Affiliate for which the Company may be held liable. All Taxes attributable to all Pre-Closing Tax Periods, to the extent not required to have been previously paid, have been fully and adequately reserved for on the Company's books and records as required by GAAP. All Taxes that the Company and its Affiliates have been required by law to withhold or to collect for payment from directors, officers, employees or other Persons have been duly withheld and collected, and have been paid over to the appropriate Governmental Body in compliance with all applicable legal requirements, and the Company and its Affiliates have complied with all information reporting and backup withholding requirements under all applicable legal requirements, including maintenance of required records with respect thereto. The Tax Returns have not been audited by any Governmental Body and no such audit is currently pending.

      (c) (i) There are no pending or, to the Company's knowledge, threatened Claims by any Governmental Body with respect to Taxes relating to the Company or any of its

Affiliates; (ii) no extension or waiver of the limitation period applicable to any Tax Return of the Company or any of its Affiliates is in effect or has been requested; (iii) all deficiencies claimed, proposed or asserted or assessments made as a result of any examinations by any Governmental Body of the Tax Returns of, or with respect to, the Company and its Affiliates have been fully paid or fully settled, or are being contested in good faith by appropriate proceedings and adequate reserves have been made for such Taxes on the books and records of the Company; (iv) there are no liens for Taxes upon any of the assets of the Company or any of its Affiliates, except liens for current Taxes not yet due and payable; (v) the Company has not entered into or become bound by any agreement or consent pursuant to former Section 341(f) of the Code; (vi) neither the Company nor any of its Affiliates is or will be required to include any adjustment in taxable income for any Tax period pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the date of this Agreement; and (vii) no power of attorney that currently is in effect has been granted by the Company or any of its Affiliates with respect to any Tax matter.

      (d) The Company (i) has not been a member of any Affiliated Group that filed or was required to file a consolidated, combined or unitary Tax Return, and (ii) is not and will not be liable for Taxes of any Person (other than its own Taxes) by reason of contract, agreement, assumption, transferee liability, operation of law, Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any similar provision of law) or otherwise. Except as set forth in SCHEDULE 2.8(d) TO THE DISCLOSURE MEMORANDUM, the Company has not made any payment or payments, is not obligated to make any payment or payments and is not a party to, sponsor of or participating employer in any agreement or Employee Benefit Plan that could obligate it, the Surviving Corporation or Parent to make any payment or payments that could constitute an "excess parachute payment," as defined in Section 280G of the Code (or any similar provision of state, local or foreign law) or that would otherwise not be deductible under Section 404 of the Code. Except as set forth in SCHEDULE 2.8(d) TO THE DISCLOSURE MEMORANDUM, no payments under this Agreement or the other Operative Agreements would constitute "excess parachute payments" as defined in
Section 280G of the Code (or any similar provision of state, local or foreign law).

      (e) The Company has delivered or made available to Parent correct and complete copies of all Tax Returns, and all audit reports and statements of deficiencies assessed against or agreed to by it.

      (f) The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

      (g) The Company is not and has never been a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar contract.

      (h) The Company has not done business in or derived income from any jurisdiction other than jurisdictions for which Tax Returns have been duly filed, and no Claim has been made by a Governmental Body in a jurisdiction where the Company does not file Tax Returns that is or may be subject to taxation by that jurisdiction. The Company has provided copies to Parent of all "Nexus Questionnaires" that it may have received and its responses to the questions set forth therein.

      (i) The Company is not a party to any joint venture, partnership, other arrangement or contract which could be treated as a partnership for federal income Tax purposes.

      (j) The Company has not distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

      (k) The Company has not, in any year for which the statute of limitations has not expired, (i) taken a reporting position on a Tax Return that, if not sustained, would be Reasonably Likely to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local or foreign law), or (ii) participated in a reportable transaction within the meaning of Section 1.6011-4(b) of the Treasury Regulations.

      (l) The Company has not entered into a transaction that is being accounted for under the installment method of Section 453 of the Code or similar provision of state, local or foreign law, and there is no taxable income of the Company that will be reportable in the taxable period beginning after the Closing Date that is attributable to a transaction or event that occurred prior to the Closing.

      (m) Except as set forth in SCHEDULE 2.8(m) TO THE DISCLOSURE MEMORANDUM, there has been no ownership change, as defined in Section 382(g) of the Code (or any similar provision of state, local or foreign law), with respect to the Company during or after any taxable period in which the Company incurred a net operating loss.

      (n) To the Company's knowledge, except as set forth in SCHEDULE 2.8(n) TO THE DISCLOSURE Memorandum, each stockholder of the Company is a United States person within the meaning of Section 7701(a)(30) of the Code.

2.9   PROPERTY

      (a) The Company owns no real property other than the leasehold interests described on SCHEDULE 2.9(a) TO THE DISCLOSURE MEMORANDUM, which contains a complete and accurate list of all real property owned, leased or currently being used by the Company (the "REAL PROPERTY"). The Company has delivered to Parent true and complete copies of all written leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Real Property and written summaries of the terms of any oral leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Real Property is subject.

      (b) The Company has delivered to Parent true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Personal Property is subject.

      (c) The Real Property and the Personal Property include all the properties and assets (whether real, personal or mixed, tangible or intangible) reflected in the Company Balance Sheet (except for such properties or assets sold since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice) and all the properties and assets purchased by the Company since the date of the Company Balance Sheet. The Real Property and the Personal Property include all material property used in the business of the Company and are sufficient for the conduct of the Company's business as presently conducted. The Company's offices and other structures and its Personal Property are of a quality consistent with industry standards, are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and, to the Company's knowledge, comply with applicable safety and other laws and regulations.

      (d) The Company's leasehold interest in each parcel of the Real Property is free and clear of all Encumbrances, except for Encumbrances related to Taxes not yet due and payable, and has been properly accounted for as an operating lease. Each lease of any portion of the Real Property is valid, binding and enforceable in accordance with its terms against the parties thereto and, to the knowledge of the Company, against any other Person with an interest in such Real Property. The Company has performed in all material respects all obligations imposed on it under each such lease, and neither the Company nor, to the knowledge of the Company, any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the knowledge of the Company, by any other party. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

      (e) The Personal Property is free and clear of all Encumbrances (except for Encumbrances related to Taxes not yet due and payable by the Company), and, other than leased Personal Property that is so noted on the list supplied pursuant to Section 2.9(b), the Company owns such Personal Property. Each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed in all material respects all obligations imposed on it thereunder, and neither the Company nor, to the knowledge of the Company, any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default by the Company or, to the knowledge of the Company, any other party thereunder. The Company has not granted any lease, sublease, tenancy or license of any portion of the Personal Property, except in the ordinary course of business.

2.10  CONTRACTS

      2.10.1 MATERIAL CONTRACTS

      SCHEDULE 2.10.1 TO THE DISCLOSURE MEMORANDUM contains a complete and accurate list of all contracts, agreements and understandings, oral or written, to which the Company is currently a party or by which the Company is currently bound providing for potential payments by or to the Company in excess of $5,000 (with Schedule 2.10.1 to the Disclosure Memorandum disclosing the amount corresponding to each listed contract, agreement and understanding), including, without limitation, security agreements, license agreements, software development agreements, distribution agreements, joint venture agreements, reseller agreements, credit agreements and instruments relating to the borrowing of money (collectively, the "CONTRACTS"). All Contracts set forth on SCHEDULE
2.10.1 TO THE DISCLOSURE MEMORANDUM are valid, binding and enforceable in accordance with their terms against the Company and each other party thereto and are in full force and effect, the Company has performed all obligations imposed on it thereunder that, by their terms, were required to be performed as of the date of this Agreement or the Closing Date, as the case may be, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default by the Company or, to the Company's knowledge, any other party thereunder. To the Company's knowledge, there is not now and have not been within the past 18 months any disagreement or dispute of any nature whatsoever between the Company and any other party to any Contract, nor is there any pending request or process for renegotiation of any Contract, having a Material Adverse Effect. True and complete copies of each such written Contract (or written summaries of the terms of any such oral Contract) have been delivered to Parent. Except as specifically disclosed on SCHEDULE 2.10.1 TO THE DISCLOSURE MEMORANDUM, the Company has no:

      (a) contracts with directors, officers, stockholders, employees, agents, consultants, advisors, salespeople, sales representatives, distributors or dealers that cannot be cancelled by the Company with 30 days' notice without liability, penalty or premium, any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

      (b) employment agreement, whether express or implied, or any other agreement for services that contains severance or termination pay liabilities or obligations;

      (c) noncompetition agreement or other arrangement that would prevent the Company from carrying on its business anywhere in the world;

      (d) notice or knowledge that any party to a Contract listed on SCHEDULE
2.10.1 TO THE DISCLOSURE MEMORANDUM intends to cancel, terminate or refuse to renew such contract (if such contract is renewable);

      (e) material agreement with any of its suppliers, customers, distributors, resellers, OEM partners, licensors or licensees;

      (f) Contracts with respect to which it is Reasonably Likely that the actual cost of performing the Company's remaining obligations thereunder exceeds the additional consideration actually to be received thereunder;

      (g) product distribution agreement, development agreement or license agreement as licensor or licensee (except for standard licenses purchased by the Company for off-the-shelf software);

      (h) joint venture contract or arrangement or any other agreement that involves a sharing of profits with other Persons;

      (i) instrument evidencing indebtedness for borrowed money by way of a direct loan, sale of debt securities, purchase money obligation, conditional sale or guarantee, or otherwise, except for an immaterial amount of trade indebtedness incurred in the ordinary course of business and except as disclosed in the Financial Statements;

      (j) contracts in which the Company agrees to provide indemnification that may result in liability in excess of $10,000;

      (k) privacy policy or similar policy; and

      (l) agreements or commitments to provide indemnification to any directors, officers, employees, consultants, agents or advisors.

      2.10.2 REQUIRED CONSENTS

      The execution and delivery of this Agreement and the performance of the obligations of the Company hereunder will not constitute a default under any Contract and do not require the consent of any other party to any Contract, except for those Contracts listed on SCHEDULE 2.10.2 TO THE DISCLOSURE MEMORANDUM.

2.11  CUSTOMERS AND SUPPLIERS

      SCHEDULE 2.11 TO THE DISCLOSURE MEMORANDUM sets forth: (a) a complete and accurate list of the customers of the Company accounting for 2% or more of the Company's revenues during the 12-month period preceding the date hereof, showing the approximate total revenues from each such customer during such 12-month period, and (b) a complete and accurate list of the suppliers of the Company from whom the Company has purchased 2% or more of the goods or services purchased by the Company during the 12-month period preceding the date hereof, showing the percentage of goods and services purchased by the Company from such supplier in such 12-month period. No customer or supplier named on SCHEDULE 2.11 TO THE DISCLOSURE MEMORANDUM has during the last 12 months decreased or limited materially, or, to the Company's knowledge, threatened to decrease or limit materially, its purchase of the Company's products, or its supply of materials or services to the Company, as the case may be. The Company has no knowledge of, and has not received any notice from its customers or suppliers, that would cause the Company to expect any material modification to the Company's relationship with any customers or suppliers named on SCHEDULE 2.11 TO THE DISCLOSURE MEMORANDUM, nor is there or has there been, as of and prior to the date of this Agreement, any dispute with or Claim by any of the Company's customers or suppliers concerning the Company's products or services or its supply of materials or services to the Company, as the case may be, having a Company Material Adverse Effect. To the Company's knowledge, the consummation of the transactions contemplated by this Agreement and the other Operative Documents will not adversely affect the post-Closing relationship of the Surviving Corporation with any customer or supplier named on SCHEDULE 2.11 TO THE DISCLOSURE MEMORANDUM.

2.12  WARRANTIES AND RETURNS

      SCHEDULE 2.12 TO THE DISCLOSURE MEMORANDUM sets forth the Company's warranties currently made with respect to its business, products and services, and current policies with respect to returns of products in the course of the Company's conduct of the business. The Company has not made any express warranties in connection with the sale of its products and services. Claims against the Company for warranty costs (individually or in the aggregate) with respect to products and services since the Company's inception did not exceed $10,000, and there are no outstanding or, to the Company's knowledge, threatened Claims for any such warranty costs that would exceed $10,000 (individually or in the aggregate). As used above, the term "WARRANTY COSTS" shall mean costs and expenses associated with correcting, returning or replacing defective or allegedly defective products or services, whether such costs and expenses arise out of Claims sounding in warranty, contract, tort or otherwise.

2.13  CLAIMS AND LEGAL PROCEEDINGS

      There are no Claims pending or involving or, to the Company's knowledge, threatened against the Company before or by any Person and no pending disagreements or disputes that are Reasonably Likely to lead to the assertion of a Claim against the Company. To the Company's knowledge, there is no valid basis for any such Claim before or by any Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party. SCHEDULE 2.13 TO THE DISCLOSURE MEMORANDUM sets forth, in addition to the above-referenced items, a description of any material disputes or Claims that have been settled or resolved by litigation or arbitration since the Company's inception.

2.14  LABOR AND EMPLOYMENT MATTERS

      There are no material labor and/or employment disputes, employee grievances or disciplinary actions pending or, to the Company's knowledge, threatened against or involving the Company or any of its present or former employees. The Company has complied with all provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours. The Company is not engaged in any unfair labor practice and has no liability for any unpaid wages or Taxes or penalties for failure to comply with any such provisions of law. There is no labor strike, dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against or affecting the Company, and the Company has not experienced any work stoppage or other labor difficulty since its incorporation. The Company is not aware of any employee that intends to terminate, or is considering terminating, his employment with the Company. No collective bargaining agreement is binding on the Company. There are no organizational efforts presently being made or, to the Company's knowledge, threatened by or on behalf of any labor union with respect to employees of the Company. Each current and former employee, officer and consultant of the Company has executed a proprietary information and invention agreement in the form provided to Parent. To the Company's knowledge, no current or former employee (or Person performing similar functions) of the Company is in violation of any such agreement or any employment agreement or other contract or agreement relating to the relationship of such employee or Person with the Company or actions by such employee or Person on behalf of the Company. SCHEDULE
2.14 TO THE DISCLOSURE MEMORANDUM lists (a) the names and current compensation amounts of all directors, officers and employees of the Company (including without limitation part-time employees and temporary employees); (b) the wage rates for nonsalaried and nonofficer salaried employees of the Company by classification, and all union contracts (if any); and (c) the names and current compensation packages of all leased employees, independent contractors and consultants of the Company. The Company is not in default with respect to any of its obligations referred to in clauses (a) through (c) above and has no, and will not incur any, obligation or liability for severance or back pay owed through or by virtue of the Merger. Except as disclosed on SCHEDULE 2.14 TO THE DISCLOSURE MEMORANDUM, all employees of the Company are employed on an "at will" basis, are eligible to work and are lawfully employed in the United States.

2.15  EMPLOYEE BENEFIT PLANS

      2.15.1 PLAN LISTING

      SCHEDULE 2.15.1 TO THE DISCLOSURE MEMORANDUM contains a complete and accurate list of all Employee Benefit Plans. The Company does not have any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create, enter into or contribute to any additional Employee Benefit Plan, or to modify or amend any existing Employee Benefit Plan. There has been no amendment, interpretation or other announcement (written or oral) by the Company or any other Person relating to, or change in participation or coverage under, any Employee Benefit Plan that, either alone or together with other such items or events, could increase the expense of maintaining such Employee Benefit Plan (or the Employee Benefit Plans taken as a whole) above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements. The terms of each Employee Benefit Plan permit the Company to amend and terminate such Employee Benefit Plan at any time and for any reason without penalty and without liability or expense (except normal administrative costs). None of the Company's rights under any Employee Benefit Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated by this Agreement.

      2.15.2 PROVISION OF DOCUMENTS

      The Company has made available to Parent true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all of the Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, copies of the following: (a) the three most recent annual reports (Form 5500 series) filed with respect to such Employee Benefit Plan; (b) the most recent summary plan description, and all summaries of material modifications related thereto, distributed with respect to such Employee Benefit Plan; (c) all contracts and agreements (and any amendments thereto) relating to such Employee Benefit Plan, including, without limitation, all trust agreements, investment management agreements, annuity contracts, insurance contracts, bonds, indemnification agreements and service provider agreements; (d) the most recent determination letter issued by the IRS with respect to such Employee Benefit Plan; (e) the most recent annual actuarial valuation prepared for such Employee Benefit Plan;
(f) all written communications during the last three years relating to the creation, amendment or termination of such Employee Benefit Plan, or an increase or decrease in benefits, acceleration of payments or vesting or other events that could result in liability to the Company; (g) all correspondence to or from any Governmental Body relating to such Employee Benefit Plan; (h) samples of all administrative forms currently in use with respect to such Employee Benefit Plan, including, without limitation, all COBRA and HIPAA forms and notices; and
(i) all coverage, nondiscrimination, top heavy and Code Section 415 tests performed with respect to such Employee Benefit Plan for the last three years.

      2.15.3 COMPLIANCE

      With respect to each Employee Benefit Plan: (a) such Employee Benefit Plan is, and at all times has been, established, maintained, administered, operated and funded in all respects in accordance with its terms and in compliance with all applicable requirements of all applicable laws, statutes, orders, rules and regulations, including, without limitation, ERISA, COBRA, HIPAA and the Code;
(b) the Company and each other Person (including, without limitation, each fiduciary) have, at all times, properly performed all of their duties and obligations (whether arising by operation of law or by contract) under or with respect to such Employee Benefit Plan, including, without limitation, all reporting, disclosure and notification obligations; (c) all returns, reports (including, without limitation, all Form 5500 series annual reports, together with all schedules and audit reports required with respect thereto), notices, statements, summary plan descriptions and other disclosures relating to such Employee Benefit Plan required to be filed with any Governmental Body or distributed to any Employee Benefit Plan participant have been properly prepared and duly filed or distributed, as applicable, in a timely manner; (d) neither the Company nor any fiduciary has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable law, statute, order, rule or regulation; (e) no transaction or event has occurred or, to the Company's knowledge, is threatened or about to occur (including any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code for which an exemption is not available; and
(f) the Company has not incurred, and, to the Company's knowledge, there exists no condition or set of circumstances in connection with which the Company, the Surviving Corporation or Parent could incur, directly or indirectly, any liability or expense (except for routine contributions and benefit payments) under ERISA, the Code or any other applicable law, statute, order, rule or regulation, or pursuant to any indemnification or similar agreement, with respect to such Employee Benefit Plan.

      2.15.4 QUALIFICATION

      Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and its related trust and/or group annuity contract is exempt from taxation under Section 501(a) of the Code. Each such Employee Benefit Plan (a) is the subject of an unrevoked favorable determination letter from the IRS with respect to such Employee Benefit Plan's qualified status under the Code, as amended by the Tax Reform Act of 1986 and all subsequent legislation, including, without limitation, that legislation commonly referred to as "GUST" and "EGTRRA," (b) has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to request, and make any amendments necessary to obtain, such a letter from the IRS, or (c) is entitled, under IRS Announcement 2001-77, to rely on the favorable opinion or advisory letter issued by the IRS to the prototype or volume submitter plan sponsor of the Employee Benefit Plan. Nothing has occurred or is reasonably expected by the Company to occur that could adversely affect the qualification or exemption of any such Employee Benefit Plan or its related trust or group annuity contract. No such Employee Benefit Plan is a "top-heavy plan," as defined in Section 416 of the Code.

      2.15.5 CONTRIBUTIONS, PREMIUMS AND OTHER PAYMENTS

      All contributions, premiums and other payments due or required to be paid to (or with respect to) each Employee Benefit Plan have been timely paid, or, if not yet due, have been accrued as a liability on the Company Balance Sheet. All income Taxes and wage Taxes that are required by law to be withheld from benefits derived under the Employee Benefit Plans have been properly withheld and remitted to the proper depository in a timely manner.

      2.15.6 ACTIONS AND INVESTIGATIONS

      There are no Claims (other than routine Claims for benefits) pending or, to the Company's knowledge, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor is there a basis for any such Claim. No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, DOL or any other Governmental Body, and, to the Company's knowledge, no such action is contemplated or under consideration by the IRS, DOL or any other Governmental Body.

      2.15.7 PENSION PLANS AND MULTIPLE EMPLOYER WELFARE ARRANGEMENTS

      The Company does not sponsor, maintain or contribute to, nor has it ever sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), (a) a "multiemployer plan," as defined in Section 3(37) or
Section 4001(a)(3) of ERISA, (b) a multiple employer plan within the meaning of
Section 4063 or Section 4064 of ERISA or Section 413 of the Code, (c) an employee benefit plan, fund, program, contract or arrangement that is subject to
Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code, or (d) a "multiple employer welfare arrangement," as defined in Section 3(40) of ERISA.

      2.15.8 POST-TERMINATION BENEFITS

      Neither the Company nor any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination benefits of any kind, including, without limitation, death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Company, other than (a) continuation coverage mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, (b) retirement benefits under any Employee Benefit Plan that is qualified under Section 401(a) of the Code, and (c) deferred compensation that is accrued as a current liability on the Company Balance Sheet.

      2.15.9 RELATED EMPLOYERS

      The Company is not, nor has it ever been, a member of (a) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (b) a group of trades or businesses under common control, within the meaning of
Section 414(c) of the Code, (c) an affiliated service group, within the meaning of Section 414(m) of the Code, or (d) any other group of Persons treated as a single employer under Section 414(o) of the Code.

      2.15.10 EFFECT OF TRANSACTIONS

      Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement and the other Operative Documents (either alone or upon the occurrence of any additional or subsequent event(s)) will (a) entitle any individual to severance pay, unemployment compensation or any other payment from the Company, the Surviving Corporation, Parent or any Employee Benefit Plan, (b) otherwise increase the amount of compensation due to any individual or forgive indebtedness owed by any individual, (c) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan (except as may be required in connection with the termination of the Company 401(k) Plans pursuant to Section 6.10), or (d) require the Company, the Surviving Corporation or Parent to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual.

      2.15.11 LEASED EMPLOYEES

      No "leased employee," as defined in Section 414(n) of the Code, performs, or has ever performed, services for the Company.

2.16  INTELLECTUAL PROPERTY

      2.16.1 COMPANY INTELLECTUAL PROPERTY

      Company Technology and Company Intellectual Property Rights are collectively referred to herein as the "COMPANY IP". The Company (a) owns or (b) has a valid right or license to, all Company IP. The Company IP is sufficient for the conduct of the Company's business as currently conducted and as currently proposed to be conducted. As used in this Agreement, "COMPANY-OWNED IP" means Company IP that is owned by the Company and "THIRD PARTY IP" means Company IP that is not owned by the Company. SCHEDULE 2.16.1 TO THE DISCLOSURE MEMORANDUM sets forth a list and description of all of the Company-Owned IP.

      2.16.2 INTELLECTUAL PROPERTY AGREEMENTS

      SCHEDULE 2.16.2 TO THE DISCLOSURE MEMORANDUM sets forth all license agreements or other contracts pursuant to which the Company has the right to use or exploit any Third Party IP, excluding licenses for off-the-shelf software (the "INBOUND LICENSES"), indicating, with respect to each Inbound License the Third Party IP covered by such Inbound License and the owner of the Third Party IP. SCHEDULE 2.16.2 TO THE DISCLOSURE MEMORANDUM also sets forth all license agreements or other contracts to which the Company is a party and pursuant to which any Person is authorized to use any Company IP (the "OUTBOUND LICENSES" and, collectively with the Inbound Licenses, the "INTELLECTUAL PROPERTY AGREEMENTS"), indicating, with respect to each Outbound License, the Company IP rights granted by such Outbound License. The Company owns all right, title and interest in and to all Company-Owned IP free and clear of all Encumbrances (other than Permitted Encumbrances) and licenses other than the Outbound Licenses. Other than the Intellectual Property Agreements, there are no instruments, licenses, contracts or other agreements governing or relating to any Company IP (other than Permitted Encumbrances). With respect to the Intellectual Property Agreements: (a) all are valid, binding and in full force and effect, (b) the Company and, to the knowledge of the Company, each other party thereto have performed their obligations thereunder, (c) neither the Company nor, to the knowledge of the Company, any other party thereto is in default thereunder, (d) there are no restrictions on the direct or indirect sublicense or assignment of any Inbound License, and (e) to the knowledge of the Company, there is no event or circumstance which with notice or lapse of time or both would constitute a default or event of default on the part of the Company or any other party thereto or give to any other party thereto the right to terminate or modify any Intellectual Property Agreement. The Company has not received notice or has any knowledge that any party to any Intellectual Property Agreement intends to cancel, terminate or refuse to renew (if renewable) such

Intellectual Property Agreement or to exercise or decline to exercise any option or right thereunder.

      2.16.3 THIRD PARTY INTELLECTUAL PROPERTY

      SCHEDULE 2.16.3 TO THE DISCLOSURE MEMORANDUM sets forth a list of all Third Party IP, excluding licenses for off-the-shelf software. The Company has the lawful right to use, market, sell, license and otherwise exploit, free of restrictions, (a) all Third Party IP that is incorporated in or used in the development or production of the Company IP, and (b) all other Third Party IP necessary for the conduct of the Company's business as currently conducted.

      2.16.4 NO VIOLATION

      Neither the execution, delivery or performance of this Agreement or the other Operative Documents nor the consummation of the transactions contemplated herein and therein will: (a) constitute a breach of or default under any Intellectual Property Agreement, (b) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company IP, or (c) impair the right of the Company or the Surviving Corporation to use, possess, sell, license or otherwise exploit any Company IP or portion thereof. No royalties, honoraria, fees or other payments in excess of $1,000 are payable by the Company to any Person by reason of the use, possession, sale, license or other exploitation of any of the Company's products or services as a result of the consummation of the transactions contemplated by this Agreement.

      2.16.5 NO INFRINGEMENT

      The use of the Company IP and the conduct of the Company's business as historically conducted and as presently conducted: (a) does not and will not, and will not upon provision of notice, lapse of time or both, constitute a breach or default under, or otherwise violate, any Intellectual Property Agreement, and (b) does not and will not conflict with, infringe, violate or interfere with or constitute a misappropriation of any right, title or interest of any Person. There is no pending or, to the Company's knowledge, threatened Claim or litigation contesting the validity, ownership or right of the Company to use or exercise any Company IP or to conduct its business as currently conducted, nor, to the Company's knowledge, is there any basis for any such Claim. The Company has not received any notice or Claim (whether written, oral or otherwise) regarding any offer to license, infringement, misappropriation, misuse, abuse or other interference of or with any third party intellectual property right by the Company or the Company IP or claiming that any other entity has any Claim of infringement with respect thereto nor, to the Company's knowledge, is there any basis for any such Claim. The Company has not received any written opinions of counsel (outside or inside) relating to infringement, invalidity or unenforceability of any Company IP.

      2.16.6 INTELLECTUAL PROPERTY REGISTRATIONS

      SCHEDULE 2.16.6 TO THE DISCLOSURE MEMORANDUM sets forth all worldwide registrations made by or on behalf of the Company of any patents, copyrights, mask works, trademarks, service marks, rights in Internet or World Wide Web domain names or URLs and all applications and registrations of any Company-Owned IP and all foreign equivalents (collectively, "COMPANY IP REGISTRATIONS"). All Company IP Registrations (other than applications) are valid, enforceable and subsisting. There are no actions that must be taken by the Company within one hundred eighty (180) days after the date of this Agreement for the purpose of obtaining, maintaining, perfecting, preserving or renewing any Company IP Registration. The Company has not conducted its business, and has not used or enforced (or failed to use or enforce) the Company IP, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the Company IP or the Company IP Registrations, and the Company has not taken (or failed to take) any action that would result in the forfeiture or relinquishment of any of the Company IP or Company IP Registrations. SCHEDULE 2.16.6 TO THE DISCLOSURE MEMORANDUM also list(s) all trademarks, trade names, brand names, service marks, logos, domain names or other identifiers used by the Company, but for which no registration has yet been sought.

      2.16.7 CONFIDENTIALITY

      The Company has taken commercially reasonable steps to protect, preserve and maintain the secrecy and confidentiality of its confidential and proprietary information and data. Without limiting the foregoing, the Company has (a) not disclosed confidential or proprietary information to any Person other than an employee of the Company unless such disclosure was made under a written nondisclosure agreement, and (b) at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential and proprietary information relating to the Company IP, except with regard to the disclosure or delivery of confidential and proprietary information to employees employed by, or independent contractors retained by, the Company, which employees and independent contractors have signed proprietary information agreements on the Company's standard forms or templates relating to such confidential and proprietary information. Neither the Company nor, to the Company's knowledge, any third party acting on the Company's behalf has disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person, of any Source Code. No event has occurred, and, to the Company's knowledge, no circumstances or conditions exist, that with or without notice, lapse of time or both, will, or would reasonably be expected to, result in the disclosure or delivery to any Person of any Source Code. SCHEDULE 2.16.7 TO THE DISCLOSURE MEMORANDUM identifies each contract, agreement and instrument (whether written or oral) pursuant to which the Company has deposited, or is or may be required to deposit, with an escrow agent or any Person, any Source Code. The execution of this Agreement and consummation of the transactions contemplated hereby will not result in the disclosure or release from escrow of any Source Code. As used in this Agreement, "SOURCE CODE" means the human readable source code for any software (other than Public Software) that is part of the Company IP.

      2.16.8 AGREEMENTS WITH EMPLOYEES

      SCHEDULE 2.16.8 TO THE DISCLOSURE MEMORANDUM lists all current and former directors, officers, employees, consultants and contractors (including any employees and consultants of any predecessor of the Company or the Company's assets) who have contributed to the creation or development of any Company-Owned IP. Each Person identified on SCHEDULE 2.16.8 TO THE DISCLOSURE MEMORANDUM has executed and delivered to the Company (or a predecessor of the Company or the Company's assets) valid and enforceable assignment of all right, title and interest that such Person may have or may hereafter acquire in or to such Company-Owned IP and a valid and enforceable waiver of any and all moral rights that such Person may have therein. Complete and correct copies of each of these agreements have been delivered to Parent. No current or former employee, officer, director, consultant or contractor of the Company (or any predecessor of the Company or the Company's assets) has any right, license, Claim, moral right or interest whatsoever in or with respect to any Company IP.

      2.16.9 NO VIOLATION OF OTHER AGREEMENTS

      To the Company's knowledge, no current or former director, officer, employee, consultant or contractor of the Company (a) is in violation of any provision or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, noncompetition agreement or any other contract or agreement with any Person by virtue of such director's, officer's employee's, consultant's or contractor's being employed by or performing services for, or serving on the Board of Directors of, the Company, (b) is or has used any trade secrets or other confidential or proprietary information of any third party in connection with performing any services for the Company or the development or creation of any Company-Owned IP, or (c) has developed or created any Company IP that is subject to any agreement under which such director, officer, employee, consultant or contractor has assigned or otherwise granted any third party any rights in or to such Company IP. To the Company's knowledge, the employment of any current or former employee of the Company and the use by the Company of any services of any current or former director, officer, consultant or contractor, has not and does not subject the Company to any liability to any Person for improperly soliciting such director, officer, employee, consultant or contractor.

      2.16.10 THIRD PARTY INFRINGEMENT

      To the Company's knowledge, there is no unauthorized use, disclosure, infringement, violation or misappropriation of any Company IP by any Person, including any current or former employee, officer, consultant or independent contractor of the Company. The Company has not received any notice (whether written, oral or otherwise) or has any knowledge that any Person is infringing, violating or misappropriating any part of the Company IP or otherwise making any unauthorized use of the Company IP.

      2.16.11 EXTERNAL FUNDING OR RESOURCES

      No funding, facilities or resources of any Governmental Body, university or other third party was used in the development or creation of any Company-Owned IP. To the Company's knowledge, no funding, facilities or resources of any Governmental Body, university or other third party was used in the development or creation of any Third Party IP. To the Company's knowledge, no current or former director, officer, employee, consultant or contractor of the Company who was involved in, or who contributed to, the creation or development of any Company IP has performed services for any Governmental Body, university, college or other educational institution or research center during a period of time during which such director, officer, employee, consultant or contractor was also performing services for the Company.

      2.16.12 PUBLIC SOFTWARE

      No Public Software (a) was or is used in connection with the development of any Company IP, (b) was or is incorporated in whole or in part into or otherwise forms any part of any Company IP, or (c) has been distributed in whole or in part in conjunction with any product or service provided by the Company. "PUBLIC SOFTWARE" means any software that contains, or is derived (in whole or in part) from any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including but not limited to, software licensed or distributed under any of the following licenses or distribution models or licenses or distribution models similar to any of the following: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g. PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License
(SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; and (viii) the Apache License.

      2.16.13 WARRANTY AGAINST DEFECTS

      The Company-Owned IP is free from known material defects and substantially conforms to the applicable specifications, documentation and samples of such Company-Owned IP. To the Company's knowledge, the Third Party IP is free from known material defects and substantially conforms to the applicable specifications, documentation and samples of such Third Party IP. The Company IP does not contain: (a) any clock, timer, counter, or other limiting or disabling code, design, routine or any viruses, Trojan horses, or other disabling or disruptive codes or commands that would cause the Company IP contained therein to be erased, made inoperable or otherwise rendered incapable of performing in accordance with its performance specifications and descriptions or otherwise limit or restrict the Company's ability to use the Company IP after a specific or random period of time or copies; and (b) any back doors or other undocumented access mechanism allowing unauthorized access to and viewing, manipulation, modification, or other changes to the Company IP.

      2.16.14 INDEMNIFICATION

      The Company has not entered into any agreement or offered to indemnify any Person against any charge of infringement by the Company IP or use thereof, or any other intellectual property or right. The Company has not entered into any agreement granting any Person the right to bring any infringement action with respect to, or otherwise to enforce, any of the Company IP.

      2.16.15 PRIVACY

      A privacy statement (the "PRIVACY STATEMENT") regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors to the Company website is posted and is accessible to individuals at all times on each Company website. All versions of the Privacy Statement, together with accurate information regarding the times during which such statements were in use, have been provided to Parent. Such Privacy Statements are accurate and consistent with the Company's actual practices with respect to the collection, retention, use and disclosure of personal information of individuals. The Company: (a) complies with the Privacy Statements as applicable to any given set of personal information collected by the Company from individuals; (b) complies with all applicable United States privacy laws and regulations regarding the collection, retention, use and disclosure of personal information; (c) to the Company's knowledge, complies with all applicable privacy laws and regulations for all countries other than the United States regarding the collection, retention, use and disclosure of personal information; and (d) takes all reasonable measures to protect and maintain the confidential nature of the personal information provided to the Company by individuals. The Company does not knowingly collect information from or target children under the age of thirteen. The Company does not sell, rent or otherwise make available to third parties any personal information submitted by individuals. Other than as constrained by the Privacy Statements and by applicable laws and regulations, the Company is not restricted in its use and/or distribution of personal information collected by the Company.

2.17  CORPORATE BOOKS AND RECORDS

      The Company has furnished to Parent or its representatives for their examination true and complete copies of (a) the Certificate of Incorporation and Bylaws of the Company as currently in effect, including all amendments thereto,
(b) the minute books of the Company, and (c) the stock transfer books of the Company. Such minutes reflect all meetings of the Company's stockholders, Board of Directors and any committees thereof since the Company's inception, and such minutes accurately reflect the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances, transfers and cancellations of shares of capital stock of the Company since its inception.

2.18  ACCOUNTS RECEIVABLE

      (a) All accounts and notes receivable of the Company reflected in the Company Balance Sheet, and all accounts and notes receivable arising subsequent to the date of the Company Balance Sheet, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) to the Company's knowledge, are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the Company Balance Sheet, and (vi) are not the subject of any action, suit, proceeding or arbitration brought by or on behalf of the Company. SCHEDULE 2.18 TO THE DISCLOSURE MEMORANDUM sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company. All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Company a perfected security interest in the related collateral, have been taken.

      (b) There are no unpaid invoices or bills representing amounts alleged to be owed by the Company or other alleged obligations of the Company, which the Company has disputed or determined to dispute or refuse to pay.

2.19  INVENTORY

      (a) All items in the inventory reflected in the Company Balance Sheet and acquired since the date of the Company Balance Sheet have been valued at the lesser of cost or fair market value determined in accordance with GAAP consistently applied.

      (b) (i) All inventories of the Company's finished products meet the Company's current specifications and consist of items of a quality and quantity that are saleable in the ordinary course of the Company's business consistent with past practice, and (ii) all inventories of the Company's raw materials, intermediates, work in process, supplies, parts and packaging and labeling materials consist of items of a quality and quantity that are currently usable in the ordinary course of the Company's business consistent with past practice and appropriate for their intended use, including, where applicable, processing into inventories of finished products.

      (c) The Company is not aware of any adverse condition affecting the quality or supply of raw materials, intermediates, supplies, parts and other materials available to the Company that are necessary to manufacture, package or label the Company's products or are otherwise used in the Company's business as currently conducted.

2.20  LICENSES, PERMITS, AUTHORIZATIONS, ETC.

      The Company has received all governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, necessary for the conduct of the Company's business as currently conducted. The Company has not received any notifications or has knowledge of any asserted present failure by the Company to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or any past and unremedied failure to obtain such items.

2.21  COMPLIANCE WITH LAWS

      Except as described on SCHEDULE 2.21 TO THE DISCLOSURE MEMORANDUM, the Company is and has been in compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees or to the Real Property and the Personal Property, except where such failure would not have a Material Adverse Effect. The Company has not received any notification or has any knowledge of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, regulations, ordinances, decrees or orders.

2.22  COMPLIANCE WITH ENVIRONMENTAL LAWS

      (a) The Company has, to the extent required by applicable Environmental Laws, obtained and is in compliance with all permits, licenses, approvals or other authorizations necessary for the conduct of its business and use of the Real Property or the Personal Property and has caused all registrations, reports and notifications to be made to all Governmental Bodies with respect to the conduct of its business and use of the Real Property or the Personal Property.

      (b) The Company is, and at all times prior to the date of this Agreement has been, in compliance with and has not violated, in connection with the ownership, use, maintenance or operation of the Real Property or the Personal Property or the conduct of its business, any Environmental Laws. The Company does not own, use or store at its facilities any Hazardous Materials.

      (c) The Company has disclosed to Parent all material information in the possession of, known by or readily available to the Company regarding environmental matters or conditions concerning the Real Property, the Personal Property, the Company's business, or compliance or noncompliance of the Real Property, the Personal Property or the conduct of the Company's business with any Environmental Laws and circumstances that may prevent or interfere with such compliance in the future.

      (d) The Company has not received any notice or has knowledge of, and no claim, demand, action or proceeding has been commenced, asserted or, to the Company's knowledge, threatened alleging, and no investigation has been commenced, asserted or, to the Company's knowledge, threatened alleging, (i) any violation of any Environmental Laws, including, without limitation, any violation with respect to the Real Property, the Personal Property or conduct of the Company's business or (ii) the Company's potential responsibility for the Release of Hazardous Materials at any site.

      (e) To the Company's knowledge, no Release of Hazardous Materials has occurred from, upon, below, into or on the Real Property or, during the Company's occupation or control thereof, on any other property. To the Company's knowledge, no Release of Hazardous Materials has occurred on any adjacent property that has migrated to, through or under the Real Property. To the Company's knowledge, no Hazardous Materials are present at the Real Property, or during the Company's occupation or control thereof, have been present at any other property, except in compliance with Environmental Laws. Without limiting the foregoing, to the Company's knowledge, the Company is not responsible or liable for the Release of Hazardous Materials at any site.

      (f) The Company has not generated, transported, treated, stored, handled, disposed of, or arranged for the transportation, treatment, storage, handling or disposal of any Hazardous Materials that has resulted in or contributed to a violation of any Environmental Laws or a Release of Hazardous Materials at any site, whether or not such violation or Release may occur, become manifest or be discovered prior to or subsequent to the Closing Date.

2.23  PRODUCT LIABILITY

      There are no presently pending, or, to the knowledge of the Company, threatened, and there is no basis for, any civil, criminal or administrative Claims relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of the Company.

2.24  INSURANCE

      SCHEDULE 2.24 TO THE DISCLOSURE MEMORANDUM sets forth a true and correct list of all insurance policies maintained by the Company and includes the policy number, amount of coverage and contact information for each such policy. The Company maintains commercially reasonable levels of (a) insurance on its property (including leased premises) that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the Company's industry for companies of similar size and financial condition. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The

Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company has no contractual obligation to provide insurance for the benefit of any officer or third party.

2.25  BROKERS OR FINDERS

      Except for fees payable to UBS Securities LLC ("UBS") pursuant to the engagement letter between the Company and UBS, a copy of which has been provided to Parent prior to the date of this Agreement, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger, or any transaction contemplated hereby.

2.26  ABSENCE OF QUESTIONABLE PAYMENTS

      Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. The Company has financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company nor, to the Company's knowledge, any current director, officer, agent, employee or other Person acting on behalf of the Company has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, in all respects with the Foreign Corrupt Practices Act and all foreign laws and regulations relating to prevention of corrupt practices and similar matters.

2.27  BANK ACCOUNTS

      SCHEDULE 2.27 TO THE DISCLOSURE MEMORANDUM sets forth: (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto; and
(c) a list of each Investment Asset held through or in each such account, box and relationship, including the name of the record and beneficial owner thereof, the location of the certificates, if any, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto. "INVESTMENT ASSETS" means all debentures, notes and other evidences of indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

2.28  NO POWERS OF ATTORNEY

      The Company has no powers of attorney or comparable delegations of authority outstanding.

2.29  INSIDER INTERESTS

      To the Company's knowledge, no stockholder, officer or director of the Company has any interest (other than as a stockholder of the Company or by virtue of such director's status as a partner of a venture capital firm) (a) in any Real Property or Personal Property used in or directly pertaining to the business of the Company, including, without limitation, inventions, patents, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to the Company, its present business or its operations. There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, stockholders, Affiliates or any Affiliates thereof. The Company and its officers and directors have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, stockholder, agent, independent contractor, security holder, creditor, consultant or otherwise), or other than ownership of capital stock comprising less than 1% of any publicly held company, that presently (i) provides any services, produces and/or sells any products or product lines, or engages in any activity that is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (ii) is a supplier, customer or creditor; or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or currently anticipated future conduct of the Company's business.

2.30  INTERNATIONAL TRADE MATTERS

      The Company is, and at all times has been, in compliance with and has not been and is not in material violation of any International Trade Law, including but not limited to, all laws and regulations related to the import and export of commodities, software, and technology from and into the United States and the foreign jurisdictions in which the Company currently operates, and the payment of required duties and tariffs in connection with same. The Company is not aware of and has no basis to expect, nor has the Company or, to the Company's knowledge, any other Person for whose conduct they are or may be held to be responsible received, any actual or, to the Company's knowledge, threatened order, notice, or other communication from any governmental body of any actual or potential violation or failure to comply with any International Trade Law. "INTERNATIONAL TRADE LAW" shall mean U.S. and applicable foreign statutes, laws and regulations applicable to international transactions, including, but not limited to, the Export Administration Act, the Export Administration Regulations, the Foreign Corrupt Practices Act, the Arms Export Control Act, the International Traffic in Arms Regulations, the International Emergency Economic Powers

Act, the Trading with the Enemy Act, the U.S. Customs laws and regulations, the Foreign Asset Control Regulations, and any regulations or orders issued thereunder.

2.31  INFORMATION SUPPLIED BY THE COMPANY

      None of the information supplied or to be supplied in writing by the Company for inclusion in any documents to be delivered to its stockholders in connection with (a) the solicitation of any written consent by such stockholders, (b) the notice of action taken to be delivered to the stockholders of the Company, (c) appraisal rights or dissenters' rights or (d) other matters necessary to comply with California Law or Delaware Law, copies of such documents are in substantially the form reasonably satisfactory to Parent (collectively, "STOCKHOLDER MATERIALS"), at the date on which such information was supplied, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading; provided, however, that the Company makes no representations or warranties regarding information furnished by Parent or Merger Sub.

2.32  FULL DISCLOSURE

      No information furnished by the Company to Parent or its representatives in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the Disclosure Memorandum and the other Exhibits hereto) or the other Operative Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

                 ARTICLE III - REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

      In order to induce the Company to enter into and perform this Agreement and the other Operative Documents, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows in this Article III:

3.1   ORGANIZATION

      Parent is a corporation duly organized and validly existing under the laws of the State of Washington. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. All the issued and outstanding shares of capital stock of Merger Sub are held of record and beneficially by Parent.

3.2   ENFORCEABILITY

      Parent and Merger Sub each have full corporate power and authority to execute, deliver and perform their obligations under this Agreement and each of the other Operative

Documents to which they are a party and each of the certificates, instruments and documents executed or delivered by them pursuant to the terms of this Agreement. All corporate action on the part of Parent and Merger Sub and their respective officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the other applicable Operative Documents to which Parent or Merger Sub is a party, the consummation of the Merger and the performance of all their respective obligations under this Agreement and the other applicable Operative Documents to which Parent or Merger Sub is a party has been taken or will be taken prior to the Effective Time. This Agreement has been, and each of the other Operative Documents to which Parent is a party will have been at the Closing, duly executed and delivered by Parent, and this Agreement is, and each of the other Operative Documents to which Parent is a party will be at the Closing, a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. This Agreement has been, and each of the other Operative Documents to which Merger Sub is a party will have been at the Closing, duly executed and delivered by Merger Sub, and this Agreement is, and each of the other Operative Documents to which Merger Sub is a party will be at the Closing, a legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms.

3.3   NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

      The execution, delivery and performance of this Agreement and the other Operative Documents by Merger Sub and Parent, as applicable, and the consummation by them of the transactions contemplated hereby and thereby, will not (a) to Parent's knowledge, constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law applicable to Parent or Merger Sub; (b) require any consent, approval or authorization of any Person, except the filing of all documents necessary to consummate the Merger with the Delaware Secretary of State; (c) result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, Encumbrance, obligation or liability to which Parent or Merger Sub is a party or by which it is bound or to which any assets of Parent or Merger Sub are subject; or (d) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub.

3.4   BROKERS OR FINDERS

      Parent has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of Parent, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby that would result in a Claim against the Company.

3.5   INTERIM OPERATIONS OF MERGER SUB

      Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

3.6   CLAIMS AND LEGAL PROCEEDINGS

      There are no Claims pending or involving or, to Parent's knowledge, threatened against Parent or Merger Sub before or by any Person that could reasonably be expected to delay or to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Documents or otherwise to impair the ability of Parent or Merger Sub to perform their obligations under this Agreement and any of the Operative Documents to which any of them are a party and to consummate the transactions contemplated hereby and thereby. To Parent's knowledge, there is no valid basis for any such Claim before or by any Person.

3.7   FINANCING

      Parent has, or has available to it, sufficient funds to consummate the transactions contemplated by this Agreement.

               ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS OF
                              PARENT AND MERGER SUB

      The obligations of Parent and Merger Sub to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be waived only expressly and in writing signed by Parent:

4.1   ACCURACY OF REPRESENTATIONS AND WARRANTIES

      The representations and warranties of the Company contained herein (including applicable Exhibits or Schedules to the Disclosure Memorandum) and in the other Operative Documents shall have been true and correct in all material respects when made and, except (a) for changes contemplated by this Agreement and the other Operative Documents and (b) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct as of the Closing Date, as though made on that date.

4.2   PERFORMANCE OF AGREEMENTS

      The Company shall have performed in all material respects all obligations and agreements and complied with all covenants contained in this Agreement or any other

Operative Document to be performed and complied with by him, her or it at or prior to the Closing.

4.3   OPINION OF COUNSEL FOR THE COMPANY

      Parent shall have received the opinion letter of Heller Ehrman LLP, counsel for the Company, dated the Closing Date, substantially in the form attached hereto as EXHIBIT 4.3.

4.4   COMPLIANCE CERTIFICATE

      Parent shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to Parent, certifying that the conditions to the obligations of Parent and Merger Sub in Sections 4.1, 4.2, 4.5, 4.6, 4.9, 4.10, 4.11, 4.13,
4.15, 4.16, 4.19, 4.20 and 4.22 have been fulfilled.

4.5   MATERIAL ADVERSE EFFECT

      Since the date of this Agreement and through the Closing, there shall not have occurred a Material Adverse Effect.

4.6   APPROVALS AND CONSENTS

      All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby, including, if applicable, approvals or notices required by the Hart-Scott-Rodino Act, or any other federal or state antitrust or fair trade law, or for the continued operation of the Company, shall have been obtained, and all waiting periods specified by law shall have passed.

4.7   SECRETARY'S CERTIFICATE

      Parent shall have received a certificate of the Secretary (or duly appointed Assistant Secretary) of the Company, in form and substance satisfactory to Parent, as to the authenticity and effectiveness of the actions of the Board of Directors and stockholders of the Company authorizing the Merger and the transactions contemplated by this Agreement and the other Operative Documents. Copies of the Company's Certificate of Incorporation, certified by the Delaware Secretary of State, and Bylaws, certified by the Secretary of the Company, shall be attached to such certificate.

4.8   NONFOREIGN AFFIDAVIT

      Parent shall have received from the Company, pursuant to Section 1445 of the Code, a Foreign Investment in Real Property Tax Act Affidavit substantially in the form attached hereto as EXHIBIT 4.8.

4.9   COMPLIANCE WITH LAWS

      The consummation of the transactions contemplated by this Agreement and the other Operative Documents shall be legally permitted by all laws and regulations to which Parent, Merger Sub, the Company or any of the stockholders of the Company is subject.

4.10  STOCKHOLDER APPROVAL; IRREVOCABLE PROXIES

      The Company Stockholder Consent (a) has not been amended, rescinded or modified since its adoption and (b) remains in full force and effect on the Closing Date. Parent shall have received evidence reasonably satisfactory to Parent that the stockholders of the Company have approved by the requisite vote under Section 280G of the Code for any payments that could constitute "parachute payments" pursuant to such section. Each Required Stockholder has delivered an Irrevocable Proxy to Parent, each of which remains in full force and effect on the Closing Date.

4.11  LEGAL PROCEEDINGS

      No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or any other Operative Document, and no litigation, investigation or administrative proceeding by any court or administrative agency shall be pending or threatened that would enjoin, restrain, condition or prevent consummation of the transactions contemplated by this Agreement or any other Operative Document. (a) No stockholder of the Company shall have made any Claim or written or oral assertion that the Merger should not be consummated due to unfairness, inadequate disclosure, improper corporate process or lack of fiduciary duty compliance on the part of the Company's stockholders, and (b) no third party shall have made any Claim or written or oral assertion that the Merger violates applicable law or would result in breach of any contract to which such third party is a party or would wrongfully cause damages to such third party; provided, however, that in each of subsections (a) and (b) of this Section, the Claim or written or oral assertion must (x) have a valid basis in fact or law,
(y) be Reasonably Likely to succeed on the merits and applicable law, and (z) be Reasonably Likely, if finally adjudicated, to result in Losses having a value of at least $250,000, each of (x) through (z) as estimated in good faith by Parent upon advice of counsel.

4.12  EMPLOYMENT AND PROPRIETARY INFORMATION ARRANGEMENTS

      At least four (4) of the Persons listed on SCHEDULE 4.12 TO THE DISCLOSURE MEMORANDUM shall have signed a letter describing the terms of his employment with Parent (or its designated Affiliate) and shall have executed Parent's standard form of employment agreement (including confidentiality and invention assignment provisions) and each such letter or agreement shall remain in full force and effect on the Closing Date.

4.13  APPRAISAL RIGHTS

      Not more than seven percent (7%) of the Company Capital Stock outstanding immediately prior to the Effective Time shall be eligible as Dissenting Shares.

4.14  STOCKHOLDER AGREEMENT; TRANSMITTAL LETTERS

      Except as otherwise provided in Section 4.13, all stockholders of the Company shall have executed and delivered to Parent or the Exchange Agent the Stockholder Agreement and the Letters of Transmittal in the form attached hereto as EXHIBIT 1.7.4.

4.15  CONSENTS TO MERGER

      The Company shall have received and shall have delivered to Parent or its counsel written consents to the Merger from each of the parties (other than the Company) to the agreements, leases, notes or other documents listed on SCHEDULE
4.15 TO THE DISCLOSURE MEMORANDUM, which consents shall be satisfactory in all material respects to Parent.

4.16  REPAYMENT OF INDEBTEDNESS; RELEASES OF LIENS

      Prior to the Effective Time, the Company shall retire all notes, bonds or other debt and pay all amounts owing under any loans or other lending agreements or arrangements, and shall obtain the release of any and all Encumbrances with respect to any of the Company's assets. Any note wherein the holder has the option to convert such note into shares of Company Capital Stock shall be so converted (and not retired for cash) prior to the Effective Time.

4.17  ESCROW AGREEMENT

      The Stockholder Representative, on behalf of the Company's stockholders, and the Escrow Agent shall have executed and delivered the Escrow Agreement.

4.18  RESIGNATIONS

      Parent shall have received copies of the resignations, effective as of the Effective Time, of all the directors, officers and employees of the Company.

4.19  EXERCISE OR TERMINATION OF COMPANY OPTIONS

      Any and all Company Options and any and all securities and notes convertible at any time into Company Common Stock, vested and unvested, and regardless of restrictions on exercise or conversion, shall have been exercised or converted for shares of Company Common Stock, or shall have been terminated, as the case may be, immediately prior to the Effective Time.

4.20  TERMINATION OF COMPANY'S 401(k) PLAN, BONUS PLANS AND EMPLOYEE BENEFIT
      PLANS

      The Company shall have terminated, or arranged for the termination of the Company 401(k) Plan (unless otherwise notified by Parent in writing), as provided in Section 6.10 below, and, unless otherwise agreed to by Parent in writing, shall have terminated all director, officer, and employee bonus plans and all other Employee Benefit Plans at no cost, and with no liability, to Parent.

4.21  TRANSACTION COSTS SPREADSHEET

      The Company shall have provided Parent a spreadsheet (the "TRANSACTION COSTS SPREADSHEET") that sets forth the actual amount of the Transaction Costs of the Company as of the Closing Date, together with an itemized list of each such Transaction Cost and the applicable creditor relating to such Transaction Cost. The Transaction Cost Spreadsheet shall be certified by an officer of the Company to be accurate and complete as of the Closing Date. Parent and the Company acknowledge and agree that all Transaction Costs shall be paid at the Closing.

4.22  TAX MATTERS

      All Tax Returns for periods up to and including the Closing Date that are required to be filed prior to the Closing Date have been or will be filed by the Company with each appropriate Government Body and all such Prior Period Returns have been properly completed or will be completed in compliance with applicable legal requirements of each applicable Government taxing jurisdiction (other than applicable due dates) and are correct and complete. The Company shall have delivered evidence reasonably satisfactory to Parent that adequate amounts have been withheld by the Company with respect to Taxes arising from the acquisition of shares of Company Capital Stock pursuant to exercises of Company Options prior to the Closing.

4.23  CONSIDERATION ALLOCATION CERTIFICATE.

      The Company shall deliver a "CONSIDERATION ALLOCATION CERTIFICATE," which spreadsheet shall be certified as complete and correct by the Chief Executive Officer of the Company as of the Closing and which shall separately list, as of the Closing: (a) all Company stockholders and their respective addresses as reflected in the Company's stock records, (b) the number of shares of Company Common Stock and Company Series A Stock held by such persons and the respective certificate numbers, (b) the Merger Consideration to be paid to each stockholder of the Company, (c) a description and the amount of the Transaction Expenses, and (d) each such stockholder's portion of the Escrow Amount.

               ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF
                                   THE COMPANY

      The obligations of the Company to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company.

5.1   ACCURACY OF REPRESENTATIONS AND WARRANTIES

      The representations and warranties of Parent and Merger Sub contained herein and in the other Operative Documents shall have been true and correct in all material respects when made and, except (a) for changes contemplated by this Agreement and the other Operative Documents and (b) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct as of the Closing Date as though made on that date.

5.2   PERFORMANCE OF AGREEMENTS

      Parent and Merger Sub shall have performed in all material respects all obligations and agreements and complied with all covenants contained in this Agreement or any other Operative Document to be performed and complied with by them at or prior to the Closing.

5.3   COMPLIANCE CERTIFICATE

      The Company shall have received a certificate of an officer of Parent, dated the Closing Date, substantially in form and substance satisfactory to the Company, certifying that the conditions to the obligations of the Company in Sections 5.1, 5.2 and 5.5 have been fulfilled.

5.4   LEGAL PROCEEDINGS

      No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or any other Operative Document, and no litigation, investigation or administrative proceeding initiated by any Person other than the Company or any of the stockholders of the Company shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of the transactions contemplated by this Agreement or any other Operative Document.

5.5   APPROVALS AND CONSENTS

      All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary on the part of Parent and Merger Sub for the consummation of the transactions contemplated hereby, including, if applicable, approvals or notices required by the Hart-Scott-Rodino Act or any other federal or state antitrust or fair trade law, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices on the part of Parent and Merger Sub referred to in this Agreement shall have been obtained or delivered.

5.6   COMPLIANCE WITH LAWS

      The consummation of transactions contemplated by this Agreement and under the other Operative Documents shall be legally permitted by all laws and regulations to which Parent or the Company is subject.

5.7   OPINION OF COUNSEL FOR PARENT

      Parent shall have received the opinion letter of the General Counsel of Parent, dated the Closing Date, substantially in the form attached hereto as
EXHIBIT 5.7.

                             ARTICLE VI - COVENANTS

6.1   CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER

      Prior to the Effective Time, unless Parent shall otherwise agree in writing, the business of the Company shall be conducted in and only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use commercially reasonable best efforts to preserve intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with, and the goodwill of, customers, suppliers and other Persons with which the Company has significant business relations. In addition, and without in any way limiting the foregoing, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

      (a) amend or otherwise change its Certificate of Incorporation or Bylaws;

      (b) issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of (i) any shares of capital stock of any class of the Company (other than issuances of Company Common Stock upon exercise of the Company Options), (ii) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company or any revenue or profit-sharing interest in respect of the Company, or (iii) any assets of the Company, except in the ordinary course of business and in a manner consistent with past practice;

      (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other securities, property or otherwise, with respect to any of its capital stock;

      (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

      (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or any other entity; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $5,000 or capital expenditures which are, in the aggregate, in excess of $15,000 for the Company; (v) enter into any agreement in which the obligation of the Company exceeds $5,000 or which does not terminate, or is not subject to termination for convenience, within 30 days following execution; (vi) assign, transfer or license any Company IP, other than in the ordinary course of business, consistent with past practice; (vii) enter into any contract or agreement with any Competitor, or (viii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

      (f) enter into or amend any employment, consulting or agency agreement, increase the compensation payable or to become payable to its officers, employees, agents or consultants, pay any special bonus or special remuneration to any employee or director, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any Employee Benefit Plan, collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, benefit or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; provided that the Company may amend any restricted stock purchase agreements or stock option agreements entered into with any employee, consultant or director of the Company for the purpose of including any provision regarding acceleration of vesting or release of repurchase rights without the prior consent of Parent;

      (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting methods, policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

      (h) make any Tax election (including any change in accounting method) or settle or compromise any Tax liability;

      (i) except as set forth herein, pay, discharge or satisfy any Claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

      (j) commit to any patent strategy or take any action for the purpose of obtaining, maintaining, perfecting, preserving or renewing any patent registration, application, renewal, extension, divisional or continuation (in whole or in part);

      (k) take any action that would or is Reasonably Likely to result in any of the representations or warranties of the Company set forth in this Agreement being untrue in any material respect, or in any covenant of the Company set forth in this Agreement being breached, or in any of the conditions to the Merger specified in Article IV or V not being satisfied; or

      (l) agree to do any of the foregoing.

6.2   ACCESS TO INFORMATION; CONFIDENTIALITY

      From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees and agents of the Company to, afford the officers, employees and agents of Parent access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and shall furnish Parent with all financial, operating and other data and information as Parent, through its officers, employees or agents, may reasonably request. From the date hereof until the Effective Time, the Company shall provide Parent with monthly and other financial statements of the Company as they become available internally at the Company (but, in any event, not later than 25 days after the end of the applicable period), all of which financial statements shall fairly present the financial position and results of operations of the Company as of the dates and for the periods therein specified. No investigation pursuant to this Section 6.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. The parties shall continue to comply with and to perform their respective obligations under the Mutual Nondisclosure Agreement between Parent and the Company entered into as of May 19, 2005, as amended through the date hereof (the "MUTUAL NONDISCLOSURE AGREEMENT").

6.3   NO ALTERNATIVE TRANSACTIONS

      Unless this Agreement shall have been terminated in accordance with its terms, the Company shall not, and shall cause its stockholders not to, directly or indirectly, through any stockholder, officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to (a) any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company or any business combination with the Company (other than (x) sales of the Company's products in the ordinary course of business consistent with past practice and (y) issuance of Company Capital Stock in connection with exercises of Company Options) or (b) any other transaction that could Reasonably Likely interfere, conflict or compete with the Merger and the other transactions described herein (collectively, an "ALTERNATIVE TRANSACTION"), or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Prior to the date hereof, the Company has fully terminated all discussions and negotiations concerning an Alternative Transaction. The Company shall notify Parent promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. Except as set forth herein, the Company agrees not to, and shall cause its stockholders not to, release any third party from, or waive any provision of, any confidentiality or standstill (e.g., agreement not to invest in or seek change of control of the Company) agreement to which the Company or any of its stockholders is a party, or to grant any proxies relating to any shares of Company Capital Stock, transfer any shares of Company Capital Stock (or any interest therein) or enter into any agreement concerning the voting of shares of Company Capital Stock.

6.4   NOTIFICATION OF CERTAIN MATTERS

      Each party shall give prompt notice to the other parties of (a) the occurrence or nonoccurrence of any event that would be Reasonably Likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available to the parties hereunder.

6.5   FURTHER ACTION; COMMERCIALLY REASONABLE EFFORTS

      Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using commercially reasonable efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Body and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Merger, including any consent required under the Hart-Scott-Rodino Act. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the other Operative Documents, each party to this Agreement shall use commercially reasonable efforts to promptly take all such action. After the Closing, each party hereto, at the request of and without any further cost or expense to the other parties, will take any further actions necessary or desirable to carry out the purposes of this Agreement or any other Operative Document, and to vest in the Surviving Corporation full title to all properties, assets and rights of the Company. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the Hart-Scott-Rodino Act or any other federal or state antitrust or fair trade law.

6.6   NOTICE OF STOCKHOLDER ACTION

      The Company will send the Stockholder Materials to those record stockholders of the Company who did not sign the Company Stockholder Consent, no later than ten (10) business days following the date of this Agreement, for the purposes of notifying such stockholders of the actions taken by the Required Stockholders for purposes of, and in accordance with, California Law, Delaware Law, the Certificate of Incorporation and the Bylaws of the Company. The Company shall be solely responsible for any statement, information or omission in the Stockholder Materials relating to it or its Affiliates, and Parent shall be solely responsible for any statement, information or omission in the Stockholder Materials relating to it, Merger Sub or its Affiliates. The Company will not provide or publish to the stockholders of the Company any material concerning it or its Affiliates that violates the Securities Act, the Exchange Act, California Law or Delaware Law with respect to the transactions contemplated hereby.

6.7   DISSENTING SHARES

      Prior to the Closing Date, the Company shall furnish Parent with the name and address of each stockholder of the Company who, prior to the Closing, has requested appraisal rights or dissenters' rights pursuant to California Law or Delaware Law, as the case may be, and the number of Dissenting Shares owned by such stockholder. The Company shall not, and shall cause its officers, directors, employees and agents of the Company not to, make any statements to any stockholder of the Company regarding (a) the fair value of any shares of Company Capital Stock or (b) the appraisal rights and dissenters' rights process and procedures under California Law or Delaware Law except as set forth in the Stockholder Materials.

6.8   PUBLICITY

      At all times at or before the Closing and, except with respect to Parent, for one year following the Closing, no party hereto shall issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby other than (a) the issuance by Parent of a press release announcing this Agreement and the transactions contemplated hereby, (b) any consultations with legal counsel, financial advisors or accountants necessary for a party to perform its obligations under this Agreement and the Ancillary Agreements or (c) as required by law.

6.9   TAX MATTERS

      (a) Parent shall be responsible for making or causing to be made proper and timely filings of all Tax Returns required to be filed by the Company after the Closing Date. Prior to the Closing Date, the Company shall make or cause to be made proper, complete and accurate filings of all Tax Returns required to be filed by the Company for any period prior to and including the Closing Date (the "PRIOR PERIOD"), including any Tax Returns for federal, state, local, foreign, income, sales, use, excise, property, gross receipts, VAT, GST or PST Tax and any required annual reports thereto (collectively, the "PRIOR PERIOD RETURNS"), which Tax Returns were required to filed by the Company prior to the Closing Date. The Company shall provide Parent with copies of each Prior Period Return prior to the filing of such Tax Return and shall be responsible for all Pre-Closing Taxes.

      (b) Any Tax sharing or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, Parent and the Company and the Surviving Corporation shall not be bound thereby or have any liability thereunder.

      (c) The parties shall provide each other with such assistance as may reasonably be requested by the others in connection with the preparation of any Prior Period Return, any audit or other examination by any taxing authority relating to a Prior Period Return or any Prior Period, or any judicial or administrative proceedings relating to liabilities for Taxes with respect to a Prior Period or Prior Period Return. Such assistance shall include making employees available on a mutually convenient basis to provide additional information or explanation of material provided hereunder and shall include providing copies of relevant Tax Returns and supporting material. The parties will provide each other with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination.

      (d) The parties agree to treat any indemnification payment made pursuant to Article VIII as an adjustment to the Merger Consideration for federal, state, and local income Tax purposes.

      (e) For all Tax Return filing purposes, the parties shall treat and report the Merger as a taxable sale by the stockholders of the Company of shares of Company Capital Stock to Parent in exchange for their allocable share of the Purchase Price as determined under this Agreement.

6.10  TERMINATION OF 401(k) PLANS AND EMPLOYEE BENEFIT PLANS

      (a) The Company shall terminate each of its Employee Benefit Plans that constitutes a "Code Section 401(k) plan" (each such Employee Benefit Plan, a "COMPANY 401(k) PLAN") prior to the Closing Date, unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain (or cause Merger Sub to sponsor and maintain) such plan by providing the Company with written notice of such election not less than five (5) days prior to the Closing Date. Prior to the Closing Date, the Company shall provide Parent with evidence reasonably satisfactory to Parent that each Company 401(k) Plan with respect to which Parent has not provided the notice specified in the immediately preceding sentence has been terminated pursuant to resolutions of the Company's Board of Directors (the form and substance of such resolutions shall be subject to advance review and approval by Parent, which approval shall not be unreasonably withheld), effective not later than the day immediately preceding the Closing Date.

      (b) Unless Parent shall otherwise agree in writing, the Company shall terminate, effective at least one day prior to the Closing Date, any other Employee Benefit Plan. The Company shall provide evidence reasonably satisfactory to Parent to ensure that all liabilities of Company under all other Company Benefit Plans (including any liability relating to services performed prior to the Closing Date) shall be, effective as of such Company Benefit Plans' termination, either fully extinguished at no cost, and with no liability, to Parent, or accurately accounted for on Company's financial statements.

6.11  TREATMENT OF COMPANY OPTIONS

      Promptly following the date of this Agreement, the Company shall provided a notice to each holder of an outstanding Company Option, including any options outstanding under the Company's 2004 Stock Option Plan, as amended and/or restated to date (the "COMPANY STOCK OPTION PLAN"), stating that the Company is requiring all holders of any Company Option to exercise all of the unexercised portion of the Company Options prior to if not properly exercised prior to, or contingent on, the Effective Time or suffer the forfeiture of the unexercised portion of the Company Stock Options. The Company shall take such actions necessary to cause the Company Options and any other securities and notes convertible at any time into Company Common Stock, vested and unvested, and regardless of restrictions on exercise or conversion, to be exercised or converted into shares of Company Common Stock, or be terminated, as the case may be, immediately prior to the Effective Time. All unexercised Company Stock Options and such other convertible securities shall be null and void following the Effective Time.

6.12  AWARD GRANTS

      Promptly following the Effective Time in accordance with Parent's standard practices, Parent will act to grant stock awards to acquire shares of Parent Common Stock (through stock options, stock purchase awards or similar rights) under any of the Company's shareholder-approved stock-based compensation plans, as determined by Parent in its sole discretion, to certain Retention Employees at an exercise per share equal to fair market value per share of Parent Common Stock on the date of grant, and with vesting in accordance with Parent's standard four-year vesting schedule for newly hired employees. The number of stock awards granted to each such Retention Employee shall be determined by Parent in the sole discretion; provided, however, that the number of stock awards granted to any such employee shall be no less than the amount granted to other new employees of Parent holding comparable positions and titles.

6.13  EMPLOYEE RETENTION POOL

      Promptly following the Effective Time, Parent will establish a pool in an amount equal to $2,000,000 (the "RETENTION POOL") that will be distributed to the Retention Employees pursuant to this Section 6.13 and SCHEDULES 6.13(a) AND 6.13(b) TO THE DISCLOSURE MEMORANDUM. Except as set forth in SCHEDULES 6.13(a) AND 6.13(b) TO THE DISCLOSURE MEMORANDUM, in the event that, by the expiration of the 18 month period following the Effective Time (the "RETENTION EXPIRATION DATE"), the milestones set forth in SCHEDULE 6.13(b) TO THE DISCLOSURE MEMORANDUM (the "RETENTION MILESTONES") have been satisfactorily achieved (as determined in the manner set forth in such Schedule), promptly following the Retention Expiration Date, Parent shall pay those Retention Employees who are employed by Parent or its Affiliates on the Retention Expiration Date the amounts set forth opposite each such Retention Employee's name on SCHEDULE 6.13(a) TO THE DISCLOSURE MEMORANDUM, which amounts equal each such Retention Employee's share of the Retention Pool. Notwithstanding the foregoing and except as set forth in SCHEDULES 6.13(a) AND 6.13(b) TO THE DISCLOSURE MEMORANDUM, in the event that:
(a) the Retention Milestones are not satisfactorily achieved by the Retention Expiration Date (as determined in the manner set forth in such Schedule), the Retention Pool shall immediately be forfeited to Parent and no Retention Employee shall be entitled to any portion of the Retention Pool; and (b) prior to the Retention Expiration Date, a Retention Employee (i) voluntarily ceases to be employed by Parent or its Affiliates or (ii) is terminated by Parent or its Affiliates for Cause, such Retention Employee shall immediately forfeit to Parent, without any action required on the part of such Retention Employee, the amount set forth opposite such Retention Employee's name on SCHEDULE 6.13(a) TO THE DISCLOSURE MEMORANDUM. Notwithstanding the foregoing, all amounts forfeited to Parent in accordance with the immediately prior sentence shall be distributed by Parent promptly following the Retention Expiration Date to those Retention Employees that are employed by Parent or its Affiliates on the Retention Expiration Date in such amounts as determined by the Chief Executive Officer of Parent in his sole discretion. The parties agree that (A) the Retention Pool shall neither be an adjustment to the Purchase Price nor reduce the number of stock awards described in Section 6.12, and (B) Parent is not obligated to provide any guaranteed return pursuant to any securities of Parent issued to the Retention Employees pursuant to this Section 6.13 or Section 6.12.

6.14  EMPLOYEE BENEFITS; SERVICE CREDIT

      Following the Effective Time, Parent or its affiliates will provide each Retention Employee employee benefits that are substantially equivalent to employee benefits provided to similarly situated employees of Parent, and full credit for prior service with the Company for purposes of determination of benefits levels under any Parent policies relating to vacation or severance, in each case for which the Retention Employee is otherwise eligible and in which the Retention Employee is offered participation, but except where such crediting would (A) result in a duplication of benefits or (B) otherwise cause Parent or its affiliates or any Parent employee benefit plan or trust relating thereto to pay for benefits that relate to any time period prior to the Retention Employee's participation in the Parent's employee benefit plan.

6.16  INDEMNIFICATION OF COMPANY OFFICERS AND DIRECTORS

      From and after the Closing Date and for a period of six (6) years, Parent shall, or shall cause the Company to, fulfill the obligations of the Company to indemnify each Person who is or was a director, officer or employee of the Company as of the date of this Agreement against any losses such Person may incur based upon matters existing or occurring prior to the Closing pursuant to any applicable indemnification agreement and any indemnification provisions set forth in the Certificate of Incorporation or Bylaws of the Company as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to the exculpation and indemnification and expense advancement that are at least as favorable to the directors, officers and employees of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers or employees of the Company, unless such modification is required by law. Nothing contained in this Section 6.16 shall be deemed to limit or prohibit any indemnification rights of a Parent Indemnified Party pursuant to
Article VIII.

6.17  UPDATED DISCLOSURE MEMORANDUM

      Any updated Disclosure Memorandum delivered as of the Closing (as provided in Article II above) shall refer only to (x) disclosures of facts, events or circumstances contained in the Disclosure Memorandum delivered to Parent and dated as of the date of this Agreement, and (y) disclosures of facts, events or circumstances that have occurred or been discovered since the date of this Agreement, and any updated Disclosure Memorandum shall not otherwise limit or modify any of the representations and warranties made in this Agreement or the Disclosure Memorandum as of the date of this Agreement. No disclosure of a fact, event or circumstance on any updated Disclosure Memorandum shall be deemed to cure (i) any representation or warranty made in this Agreement or the Disclosure Memorandum as of the date of this Agreement or (ii) any failure to disclose such fact, event or circumstance on the previously delivered Disclosure Memorandum, or otherwise amend the previously delivered Disclosure Memorandum, unless agreed to in writing by Parent.

6.18  INTERIM FINANCIAL STATEMENTS

      Prior to the Closing, the Company shall deliver to parent an unaudited balance sheet, statement of income and expense, statement of cash flow and statement of stockholders' equity of the Company as of and for the one-month period ended August 30, 2005, which financial statements will have bee prepared in conformity with GAAP on a basis consistent with prior accounting periods and fairly present the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated, except that such financial statements may not contain footnotes required by GAAP.

                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

7.1   TERMINATION

      This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Board of Directors or the stockholders of the Company):

      (a) by mutual written consent of Parent and the Company;

      (b) by either the Company or Parent, if the Merger has not been consummated by October 5, 2005; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

      (c) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining Parent, Merger Sub or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

      (d) by the Company, in the event of a material breach by Parent of any representation, warranty or agreement contained herein that has not been cured or is not curable by Parent within 15 business days after the Company gives written notice to Parent regarding the material breach;

      (e) by Parent, in the event of a material breach by the Company or any of the stockholders of the Company of any representation, warranty or agreement contained herein or in any of the Operative documents that has not been cured or is not curable by the Company within 15 business days after Parent gives written notice to the Company regarding the material breach; or

      (f) by Parent, if Parent concludes that it is Reasonably Likely that the satisfaction of any of the conditions set forth in Article IV is or has become impossible (other than through the failure of Parent to comply with its obligations under this Agreement) and Parent has not waived such condition.

7.2   EFFECT OF TERMINATION

      In the event of the termination of this Agreement pursuant to Section 7.1, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any willful breach hereof or from any obligation under that the Mutual Nondisclosure Agreement and except that the provisions of Section 9.1 (Expenses) and shall remain in full force and effect.

7.3   AMENDMENT

      This Agreement may be amended at any time only pursuant to an instrument in writing signed by the Company (prior to the Closing), Parent, Merger Sub and the Stockholder Representative, and any such amendment shall be binding on each stockholder of the Company; provided, however, no amendment will be made to this Agreement that by applicable law requires the further approval of the stockholders of the Company without obtaining such further approval.

7.4   WAIVER

      At any time prior to the Effective Time,

      (a) Parent may (i) extend the time for the performance of any obligation or other act of the Company or any stockholder of the Company under this Agreement or any other Operative Document, (ii) waive any inaccuracy in the representations and warranties of the Company or any of the stockholders of the Company contained in this Agreement or any other Operative Document (which waiver will not in any manner affect the rights of Parent under Article VIII of this Agreement), or (iii) waive compliance by the Company of any of the stockholders of the Company with any agreement or condition contained in this Agreement or any other Operative Document; and

      (b) the Company (acting through its officers or the Stockholder Representative) may (i) extend the time for the performance of any obligation or other act of Parent or Merger Sub under this Agreement or any other Operative Document, (ii) waive any inaccuracy in the representations and warranties of Parent or Merger Sub contained in this Agreement or any other Operative Document, or (iii) waive compliance by Parent or Merger Sub with any agreement or condition contained in this Agreement or any other Operative Document.

      Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Parent or the Company, as applicable, and any such extension or waiver by the Company shall be binding upon each stockholder of the Company.

                   ARTICLE VIII - SURVIVAL AND INDEMNIFICATION

8.1   SURVIVAL

      All representations and warranties contained in this Agreement or in the other Operative Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of 12 months after the Effective Time (the "SURVIVAL PERIOD"), and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto, or by any notice delivered pursuant to Section 6.4; provided, however, that any Indemnification Claim based on fraud shall survive the Closing indefinitely. The covenants and agreements contained in this Agreement or in the other Operative Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

8.2   INDEMNIFICATION BY THE HOLDERS OF COMPANY CAPITAL STOCK

      (a) Subject to the limitations set forth in this Article VIII, from and after the Closing, the stockholders of the Company immediately prior to the Effective Time shall, severally and not jointly, indemnify and hold Parent, the Surviving Corporation and each of their officers, directors, employees, agents and Affiliates (each, a "PARENT INDEMNIFIED PARTY" and together, the "PARENT INDEMNIFIED PARTIES") harmless from and against, and shall reimburse the Parent Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, Taxes, costs or expenses (including, but not limited to, any reasonable out-of-pocket legal or accounting fees or expenses and any Taxes or other costs or damages arising under, caused by or related to Section 280G of the Code or any comparable provision of state, local or foreign law) ("LOSSES") arising out of:

            (i) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by the Company in this Agreement, together with the Disclosure Memorandum as delivered upon execution of this Agreement, or in any other Operative Document;

            (ii) any failure by the Company to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document;

            (iii) any and all Pre-Closing Taxes;

            (iv) those Transaction Costs of the Company incurred in excess of $2,000,000 (as such amount is described and limited in Section 9.1 hereof);

            (v) any Excess Dissenting Share Payments;

            (vi) any inaccuracy or misrepresentation in, or breach of, the representation and warranty set forth in Section 2.6(e); or

            (viii) any fraud by the Company.

      (b) Subject to the limitations set forth in this Article VIII, from and after the Closing, each stockholder of the Company immediately prior to the Effective Time shall, severally and not jointly, indemnify and hold each Parent Indemnified Party harmless from and against, and shall reimburse the Parent Indemnified Parties for, any and all Losses arising out of:

            (i) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by such stockholder in a Stockholder Agreement or in any other Operative Document to which such stockholder is a party;

            (ii) any failure by such stockholder to perform or comply, in whole or in part, with any covenant or agreement in a Stockholder Agreement or in any other Operative Document to which the stockholder is a party; or

            (iii) any fraud by such stockholder.

8.3   INDEMNIFICATION BY PARENT

      Subject to the limitations set forth in this Article VIII, from and after the Closing, Parent shall indemnify and hold the stockholders of the Company and their respective officers, directors, employees, agents and Affiliates (the "STOCKHOLDER INDEMNIFIED PARTIES") harmless from and against, and shall reimburse the Stockholder Indemnified Parties for, any and all Losses arising out of:

            (a) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by the Company or Merger Sub in this Agreement or in any other Operative Document; or

            (b) any failure by Parent or Merger Sub to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document.

8.4   LIMITATIONS

      (a) Except for Losses based on any Excluded Claims, (i) the aggregate liability of all stockholders of the Company pursuant to this Article VIII or for any matter arising out of, relating to or resulting from the transactions contemplated by this Agreement shall be limited to the aggregate Escrow Amount and (ii) the aggregate liability of each stockholder of the Company shall be limited to such stockholder's portion of the aggregate Escrow Amount (based on the aggregate amount of Merger Consideration to be received by each stockholder of the Company under Section 1.7.1(b)). The aggregate liability of Parent to all stockholders of the Company shall be limited to the Base Escrow Amount.

      (b) Any Person against whom an Indemnification Claim is being asserted (an "INDEMNIFYING PARTY") shall not be obligated to defend and hold harmless any Person claiming indemnification under this Article VIII (an "INDEMNIFIED PARTY"), or otherwise be liable to such Indemnified Party, with respect to any Indemnification Claim made by the Indemnified Party after the expiration of the Survival Period or other applicable time period described in Section 8.1, except that indemnity may be sought after the expiration of the Survival Period or other applicable time limitation if a Claim Notice with respect to such Indemnification Claim shall have been delivered to the Indemnified Party prior to the expiration of such time period.

      (c) No Indemnifying Party will be required to indemnify an Indemnified Party hereunder until such time as the aggregate amount of Loses for which (i) Parent Indemnified

Parties, on the one hand, or (ii) the Stockholder Indemnified Parties, on the other hand, are otherwise entitled to indemnification pursuant to this Article VIII exceeds $100,000, at which time the Indemnifying Party shall be obligated to indemnify the Indemnified Party for the full amount of such Losses subject to limitations of this Article VIII. Notwithstanding anything to the contrary in this Section 8.4, the threshold limits imposed by this Section 8.4(c) shall not apply to any Losses arising out of or in connection with (A) any breach by the Company of Section 2.3 (Capitalization), Section 2.8 (Taxes), Section 2.16 (Intellectual Property), Section 2.25 (Brokers or Finders), or Section 2.6(e) (cash and cash equivalents), (B) any Excess Dissenting Share Payments or any Pre-Closing Taxes, or (C) any intentional or willful breaches of this Agreement, or fraud or similar circumstances.

      (d) The aggregate value of Indemnification Claims paid to Parent pursuant to the Escrow Agreement shall be deemed to reduce the total Merger Consideration otherwise payable to the stockholders of the Company pursuant to Section 1.7. Subject to Section 8.7, any such Indemnification Claims shall be paid out of the Escrow Amount, pro rata, with respect to each stockholder of the Company, as determined by reference to the aggregate amount of Merger Consideration such stockholder is entitled to receive in the Merger as compared to all other stockholders of the Company. No Claim for contribution or other Claim, whether under any indemnification agreement or pursuant to general principles of contribution, tort or other liability laws, shall be made by the stockholders of the Company against the Surviving Corporation for any Losses suffered by Parent or the Surviving Corporation in connection with this Article VIII.

8.5   ESTABLISHMENT AND CONTESTING OF INDEMNIFICATION LIABILITY

      (a) An Indemnified Party shall give written notice (the "CLAIM NOTICE") of any Indemnification Claim (i) in the case of an Indemnification Claim against Parent, to Parent and (ii) in the case of an Indemnification Claim against the stockholders of the Company, to the Stockholder Representative, reasonably promptly, but in any event (A) prior to expiration of any survival period for such Indemnification Claim and (B) if such Indemnification Claim relates to the assertion against an Indemnified Party of any Claim by a third party (a "THIRD PARTY CLAIM"), within thirty (30) days after assertion of such Third Party Claim; provided, however, that the failure or delay to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that the Indemnifying Party may have to the Indemnified Party except to the extent that the Indemnifying Party demonstrates that the Indemnifying Party's ability to defend or resolve such Indemnification Claim is materially and adversely affected thereby. Any such Claim Notice shall describe in reasonable detail the facts and circumstances on which the asserted Indemnification Claim is based, specify the amount of such Indemnification Claim if then ascertainable and, if not then ascertainable, the estimated amount thereof, and shall specify how such Indemnified Party intends to recover such amount pursuant to this Agreement.

      (b) Unless the Indemnifying Party contests in a writing given to the Indemnified Party within thirty (30) days of receipt by the Indemnifying Party of a Claim Notice that Losses identified in such Claim Notice constitute indemnifiable claims or the amount of such alleged Losses (a "CONTEST NOTICE"), the Indemnified Party shall, subject to the other terms of this Article VIII, be paid the amount of the Losses related to such Indemnification Claim or the uncontested portion thereof in accordance with
Section 8.5(c). An Indemnifying Party shall not object to any Indemnification Claim unless (i) it believes in good faith that the Indemnified Party is not entitled to be indemnified with respect to the Losses specified therein, or (ii) it lacks sufficient information to assess the validity or amount of the Indemnification Claim or Loses that are in dispute. If the Indemnifying Party objects to an Indemnification Claim on the basis that it lacks sufficient information, it shall promptly request from the Indemnified Party any additional information reasonably necessary for it to assess such Indemnification Claim and the Indemnified Party shall, to the extent the Indemnified Party reasonably can, provide additional information reasonably requested. Upon receipt of such additional information, the Indemnifying Party shall review it as soon as reasonably practicable and notify the Indemnified Party of any withdrawal or modification of the objection. If a Contest Notice relating to a non-Third Party Claim is given in such time period, and the Indemnified Party and the Indemnifying Party are unable to reach agreement with respect to any contested Losses within thirty (30) days of the delivery of the Contest Notice, the matter shall be settled by binding arbitration in Seattle, Washington as set forth in
Section 9.7 below. The Indemnified Party and the Indemnifying Party shall cause the arbitrator to decide the matter to be arbitrated pursuant hereto within thirty (30) days after the appointment of the arbitrator. The arbitrator's decision with respect to such a Contest Notice shall relate solely to whether the Indemnified Party is entitled to be indemnified for the contested Losses, or the contested portion thereof, pursuant to the applicable terms of this Agreement. The final decision of the arbitrator shall be furnished to the Indemnified Party and the Indemnifying Party in writing and shall constitute the conclusive determination of the issue in question binding upon the Indemnified Party and the Indemnifying Party, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator's decision. If a Contest Notice relating to a Third Party Claim is given in such 30-day time period, such Third Party Claim shall be deemed an Open Claim under Section 8.5(d).

      (c) Upon final determination of the amount of the Losses that is the subject of an Indemnification Claim, whether such determination is the result of an Indemnifying Party's acceptance of, or failure to contest, a Claim Notice, or a resolution of any dispute with respect thereto by agreement of the parties, or a final, non-appealable court order of a court of competent jurisdiction, or pursuant to Section 8.6(c) or otherwise (each, "FINALLY DETERMINED LOSSES"), the Indemnifying Party or parties shall be obligated to pay the amount of such Finally Determined Losses within five (5) days of such final determination. Notwithstanding the foregoing, any Finally Determined Losses that are payable to any Parent Indemnified Party and must be resolved through the Escrow Amount shall be paid by the Escrow Agent in accordance with the terms of the Escrow Agreement, subject to the exclusions and limitations set forth in this Article VIII.

8.6   DEFENSE AND SETTLEMENT OF THIRD-PARTY CLAIMS.

      (a) The Indemnifying Party will have the right to assume the defense of any Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within thirty (30) days after the Indemnified Party has delivered the Claim Notice for the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided, further, that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

      (b) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 8.6(a) above, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably), unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief or any other Losses upon the Indemnified Party and will not give rise to any increase in any Tax liability of the Parent, the Company, or any of their Affiliates.

      (c) In the event any of the conditions in Section 8.6(a) is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys fees and expenses),
(iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VIII including payment of any judgment or settlement.

8.7   REDUCTION OF ESCROW AMOUNT

      Any Finally Determined Losses that are payable to any Parent Indemnified Party by the Escrow Agent pursuant to this Article VIII and the Escrow Agreement shall reduce the aggregate Escrow Amount as follows: (i) any Finally Determined Losses arising in connection with any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by the Company in Section 2.16 (an "IP CLAIM"), shall first reduce the Special Escrow Amount until the full amount of the Special Escrow Amount has been paid to the Parent Indemnified Party and then, with respect to any excess Finally Determined Losses owing under an IP Claim or for additional Finally Determined Losses owing under an IP Claims after the Special Escrow Amount has been reduced to zero, the Base Escrow Amount shall be reduced; and (ii) any Finally Determined Losses, other than those resulting from IP Claims, shall reduce only the Base Escrow Amount until the full amount of the Base Escrow

Amount has been paid to the Parent Indemnified Party. In no event shall any Finally Determined Losses arising out of any non-IP Claim reduce the Special Escrow Amount.

8.8   TERMINATION OF ESCROW

      (a) Subject to the provisions of this Section 8.8 and the Escrow Agreement, upon the date of expiration of the Survival Period (the "ESCROW TERMINATION DATE"), the Escrow Agent shall deliver to the stockholders of the Company (other than Dissenting Stockholders) any cash remaining in the Escrow.

      (b) During the pendency of any Indemnification Claim subject to a Claim Notice delivered in accordance with the terms of this Article VIII prior to the expiration of the Survival Period that is the subject of a Contest Notice, unless the Indemnifying Party has assumed all Losses for such Indemnification Claim, then such claim for Losses shall be deemed to be a "OPEN CLAIM." Unless and until an Open Claim becomes a Claim with Finally Determined Losses, the amount of the Losses related to such Open Claim shall not be due or payable. In the event that a Parent Indemnified Person is the Indemnified Party pursuant to an Open Claim and such Claim must be resolved through the Escrow Amount, Parent may instruct the Escrow Agent to reserve the full amount of the Losses set forth in the Claim Notice for such Open Claim from the Base Escrow Amount and/or the Special Escrow Amount (as applicable) pending resolution of such Claim. Any such reserved amount shall remain in the Escrow Amount and be subject to the Escrow until such Claims have been resolved and become Finally Determined Losses.

8.9   EXCLUSIVE REMEDIES; SPECIFIC PERFORMANCE

      Except for Claims based on (a) fraud, (b) a breach of Section 2.3 of this Agreement, (c) any breach of any capitalization representation or any nonsolicitation, noncompetition or release of claims provision in a Stockholder Agreement, (d) any agreement or arrangement related to, arising under or entered into in connection with any employment or consulting relationship with Parent, the Company or their respective Affiliates, (e) a breach of any confidentiality provisions contained herein or in any of the Operative Documents, or (f) a breach of Section 1.7, 1.8, 6.9, 6.13 and 6.16 (collectively, "EXCLUDED CLAIMS"), the indemnification provisions of this Article VIII are the sole and exclusive remedy for any matter arising out of, relating to or resulting from the transactions contemplated by this Agreement, including but not limited to a breach of any representation, warranty, covenant or failure to perform any condition or obligation contained herein or any Operative Document. Notwithstanding the preceding sentence, each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

                              ARTICLE IX - GENERAL

9.1   EXPENSES

      Regardless of whether the transactions contemplated by this Agreement are consummated, each party shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the other Operative Documents, and the consummation of the transactions contemplated hereby and thereby, including legal, accounting and financial advisory fees and expenses and brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger ("TRANSACTION COSTS"); provided that the Transaction Costs incurred by the Company in connection with this Agreement and the other Operative Documents in excess of $2,000,000 shall be paid solely by the stockholders of the Company, severally and not jointly, and, notwithstanding anything to the contrary contained herein, Parent shall be entitled in its sole discretion to deduct each such stockholder's pro rata portion of such excess Transaction Costs from the Merger Consideration payable to such stockholder, in which case the amount payable to such stockholder at the Effective Time shall be appropriately reduced; and provided, further, should any action be brought hereunder, the attorneys' fees and expenses of the substantially prevailing party shall be paid by the other party to such action.

9.2   NOTICES

      Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the next business day after deposit with a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid. Notice given to the Stockholder Representatives shall constitute notice given to each former stockholder of the Company.

      TO PARENT, MERGER SUB OR, AFTER THE CLOSING, THE SURVIVING CORPORATION:

            F5 Networks, Inc.
            401 Elliott Avenue West
            Seattle, WA 98119
            Fax: 206-272-6897
            Attention: General Counsel

      with a copy to:

            DLA Piper Rudnick Gray Cary US LLP
            701 Fifth Avenue, Suite 7000

            Seattle, WA  98104
            Fax: (206) 839-4801
            Attention: Steven R. Yentzer

      TO THE COMPANY PRIOR TO THE CLOSING:
            Swan Labs Corporation
            99 W. Tasman Drive, Suite 100
            San Jose, CA 95134
            Fax: (408) 433-9762
            Attention: Chief Executive Officer

      with a copy to:

            Heller Ehrman LLP
            275 Middlefield Road
            Menlo Park, CA 94025
            Fax: (650) 324-0638
            Attention: Elias J. Blawie

      TO THE STOCKHOLDER REPRESENTATIVES:

            Matthew Howard
            c/o Norwest Venture Partners
            525 University Avenue, Suite 800
            Palo Alto, CA 94301-1922
            Fax: (650) 321-8010

      and:

            Andrew Foss
            c/o Swan Labs Corporation
            99 W. Tasman Drive, Suite 100
            San Jose, CA 95134
            Fax: (408) 324-5171

9.3   SEVERABILITY

      If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

9.4   ENTIRE AGREEMENT

      This Agreement, the Mutual Nondisclosure Agreement and the other Operative Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

9.5   ASSIGNMENT

      This Agreement shall not be assigned by operation of law or otherwise; provided, however, that any or all of rights and obligations of each of Merger Sub and Parent may be assigned to one or more Affiliates of Parent only if Parent makes an unconditional guarantee to satisfy its obligations with respect to payment of the Merger Consideration pursuant to the terms of this Agreement.

9.6   PARTIES IN INTEREST

      This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the persons intended to be benefited pursuant to Sections 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 8.3, 8.4 and 8.9.

9.7   GOVERNING LAW; ARBITRATION; JURISDICTION; VENUE.

      (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state.

      (b) Except as otherwise set forth herein, any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof that cannot be settled by mutual agreement (except for actions by any party seeking exclusively injunctive relief) shall be exclusively subject to arbitration. Any party who is aggrieved shall deliver a notice to the other parties hereto setting forth the specific points in dispute. Any points remaining in dispute thirty (30) days after the giving of such notice shall be submitted to binding arbitration as set forth below. All claims shall be settled in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA RULES"), before a single arbitrator appointed in accordance with AAA Rules. Such arbitration shall be held in Seattle, Washington. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings. The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction. Subject to the other terms of this
Section 9.7(b), the parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement. Notwithstanding any other provision of this Agreement, the arbitrator will be authorized to apportion its fees and expenses and the reasonable attorneys' fees and expenses of the parties as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator will be borne 50% by Parent, on the one hand, and 50% by the Company or, if the Closing has occurred, by the stockholders of the Company, severally and not jointly, on the other hand, and each such party will bear the fees and expenses of its own attorneys. The parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this clause shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than actions for exclusively injunctive relief and post arbitration actions seeking to enforce an arbitration award. The parties shall keep confidential, and shall not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration, or the status or resolution thereof; provided, that each party may make such disclosure to the extent it is required to disclose such matters under applicable securities or accounting rules, as advised by its counsel.

9.8   HEADINGS

      The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

9.9   COUNTERPARTS

      This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered. "TRANSMITTED COPIES" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

9.10  WAIVER OF JURY TRIAL

      Each of Parent, Merger Sub, and the Company hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the transactions contemplated hereby or the actions of such parties in the negotiation, administration, performance and enforcement hereof.

                             ARTICLE X - DEFINITIONS

      As used in this Agreement, the following defined terms shall have the meanings indicated below:

      "AAA RULES": Is defined in Section 9.7(b).

      "AFFILIATE": of a Person (the "SUBJECT") means any other Person which, directly or indirectly, controls or is controlled by or is under common control with the Subject.

      "AFFILIATED GROUP": Any affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).

      "AGGREGATE COMMON STOCK PAYMENT": The Purchase Price minus the Preferred Stock Preference Payment.

      "AGREEMENT": Is defined in the Preamble.

      "ALTERNATIVE TRANSACTION": Is defined in Section 6.3.

      "BASE ESCROW AMOUNT": Is defined in Section 1.7.2.

      "CALIFORNIA LAW": The California Corporations Code.

      "CAUSE": Is defined as, with respect to any Person: (i) such Person's act of fraud, or embezzlement with respect to the Company, Parent or any Affiliate of Parent; (ii) such Person's material violation of any agreement with the Company, Parent or any Affiliate of Parent, including this Agreement, or Parent's form Confidentiality, Noncompetition and Invention Assignment Agreement; (iii) the conviction of a felony or any crime involving moral turpitude; (iv) an act of personal dishonesty by such Person in connection with his or her responsibilities as an employee of the Company, Parent or any Affiliate of Parent and which results in personal enrichment of such Person; (v) such Person's (a) failure or refusal to perform his lawful duties as an employee of the Company, Parent or any Affiliate of Parent or to comply with the Company's rules, policies or procedures, (b) conduct that constitutes insubordination or gross incompetence or (c) conduct that demonstrates habitual neglect of duties, each as determined by Parent in its good faith discretion and the failure to "cure" such misconduct within a period of fifteen (15) days following such receipt of written notice of such misconduct; or (vi) misappropriation of a business opportunity.

      "CERTIFICATE OF INCORPORATION": The Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof.

      "CERTIFICATE OF MERGER": Is defined in Section 1.3.

      "CLAIM": Any claim, demand, cause of action, suit, proceeding, arbitration, audit, hearing, investigation or inquiry (whether formal or informal).

      "CLAIM NOTICE": Is defined in Section 8.5(a).

      "CLOSING": Is defined in Section 1.2.

      "CLOSING DATE": Is defined in Section 1.2.

      "COBRA": The health care continuation provision of the Consolidated Omnibus Budget Reconciliation Act of 1985, and all rules and regulations promulgated thereunder, all as in effect from time to time.

      "CODE": The Internal Revenue Code of 1986, and all rules and regulations promulgated thereunder, as in effect from time to time.

      "COMPANY": Is defined in the Preamble.

      "COMPANY 401(k) PLAN": Is defined in Section 6.10(a).

      "COMPANY BALANCE SHEET": Is defined in Section 2.6(a).

      "COMPANY CAPITAL STOCK": Is defined in Section 1.7.1.

      "COMPANY COMMON STOCK": Is defined in Section 1.7.1(b)(ii).

      "COMPANY INTELLECTUAL PROPERTY RIGHTS": All intellectual property and proprietary rights worldwide owned, used or licensed (whether as licensor or licensee) by the Company in its business as currently conducted, including, without limitation, any and all foreign and domestic trade names, trademarks, service marks, domain names, copyrights, moral rights, trade secret rights, rights in mask works, patent and all associated rights and all registrations, applications, renewals, extensions, divisionals and continuations (in whole or in part) of any of the foregoing, together with all goodwill associated therewith and all rights and causes of action for infringement, misappropriation, misuse, dilution, unfair trade practice or otherwise associated therewith.

      "COMPANY IP": Is defined in Section 2.16.1.

      "COMPANY IP REGISTRATIONS": Is defined in Section 2.16.6.

      "COMPANY OPTIONS": Is defined in Section 1.7.1(d).

      "COMPANY-OWNED IP": Is defined in Section 2.16.1.

      "COMPANY SERIES A STOCK": Is defined in Section 1.7.1(b)(i).

      "COMPANY STOCKHOLDER CONSENT": Is defined in Section 2.2(c).

      "COMPANY STOCK OPTION PLAN": Is defined in Section 6.11.

      "COMPANY TECHNOLOGY": All products, tools, devices, mask works, computer programs, software, source code, object code, development tools, techniques, concepts, know-how, algorithms, methods, processes, procedures, formulae, designs, drawings, customer lists, supplier lists, databases, specifications, programmer notes, specifications, packaging, trade dress, content, graphics, images, user interfaces, "look and feel," inventions (whether or not patentable), invention disclosures, discoveries, works of authorship (whether or not copyrightable) and other technology owned, used or licensed (whether as licensor or licensee) by the Company in its business as currently conducted.

      "CONSIDERATION ALLOCATION CERTIFICATE": Is defined in Section 4.23.

      "CONTEST NOTICE": Is defined in Section 8.5(b).

      "CONTRACTS": Is defined in Section 2.10.1.

      "DELAWARE LAW": Is defined in Section 1.3.

      "DELAWARE SECRETARY OF STATE": Is defined in Section 1.3.

      "DISCLOSURE MEMORANDUM": Is defined in Article II.

      "DISSENTING SHARES": Is defined in Section 1.7.3.

      "DISSENTING STOCKHOLDER": Is defined in Section 1.7.3.

      "DOL": The United States Department of Labor.

      "EFFECTIVE DATE": Is defined in Section 1.3.

      "EFFECTIVE TIME": Is defined in Section 1.3.

      "EMPLOYEE BENEFIT PLAN": Any retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit or other employee benefit plan, program, policy, practice, contract, agreement, fund or arrangement (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, whether written or oral, funded or unfunded or domestic or foreign, (a) sponsored, maintained or contributed to by the Company or to which the Company is a party, (b) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual), or (c) with respect to which the Company has (or could have) any obligation or liability.

      "ENCUMBRANCE": Liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind.

      "ENVIRONMENTAL LAWS": All foreign, federal, state, county and local laws (whether under common law, statute, ordinance, rule, regulation or otherwise), codes permits, licenses, orders, decrees, judgments, guidelines, standards, policies and other requirements of governmental authorities, whether existing as of Closing or any time prior to the Closing, relating to the protection of human health, safety, natural resources or the environment.

      "ERISA": The Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder, all as in effect from time to time.

      "ESCROW": Is defined in Section 1.7.2.

      "ESCROW AGENT": Is defined in Section 1.7.2.

      "ESCROW AGREEMENT": Is defined in Section 1.7.2.

      "ESCROW AMOUNT": Is defined in Section 1.7.2.

      "ESCROW TERMINATION DATE": Is defined in Section 8.8.

      "EXCHANGE ACT": Securities Exchange Act of 1934, as amended.

      "EXCHANGE AGENT": Is defined in Section 1.7.4(a).

      "EXCESS DISSENTING SHARE PAYMENTS": Is defined in Section 1.7.3.

      "EXCLUDED CLAIMS": Is defined in Section 8.9.

      "FINALLY DETERMINED LOSSES": Is defined in Section 8.5(c).

      "FINANCIAL STATEMENTS": Is defined in Section 2.6(a).

      "GAAP": Generally accepted accounting principles in the United States.

      "GOVERNMENTAL BODY": Any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

      "HART-SCOTT-RODINO ACT": Is defined in Section 2.5.

      "HAZARDOUS MATERIALS": All chemicals, materials, substances, or wastes that are regulated, designated, defined or included in any definition under any Environmental Laws as dangerous, hazardous, radioactive, infectious or toxic or as a pollutant or contaminant, including, without limitation, asbestos or asbestos-containing materials, petroleum or petroleum products, polychlorinated biphenyls and urea formaldehyde.

      "HIPAA": The Health Insurance Portability and Accountability Act of 1997, and all rules and regulations promulgated thereunder, all as in effect from time to time.

      "INBOUND LICENSES": Is defined in Section 2.16.2.

      "INDEMNIFICATION CLAIM(s)": Any claim(s) for indemnification under Article VIII.

      "INDEMNIFIED PARTY": Is defined in Section 8.4(b).

      "INDEMNIFYING PARTY": Is defined in Section 8.4(b).

      "INTERNATIONAL TRADE LAW": Is defined in Section 2.30.

      "INVESTMENT ASSETS": Is defined in Section 2.27.

      "IP CLAIM": Is defined in Section 8.7.

      "IRREVOCABLE PROXY": The Irrevocable Proxy in the form of attached EXHIBIT 2.2(b)(2).

      "IRS": The United States Internal Revenue Service.

      "KNOWLEDGE": With respect to the Company, the actual knowledge of a fact or other matter after reasonable investigation, of the Company's Chief Executive Officer, Senior Controller, Vice President of Marketing or those Persons listed on SCHEDULE 4.12 TO THE DISCLOSURE MEMORANDUM. With respect to Parent, the actual knowledge of a fact or other matter after reasonable investigation, of the Company's Chief Executive Officer or General Counsel.

      "LETTER OF TRANSMITTAL": Is defined in Section 1.7.4(b).

      "LOSSES": Is defined in Section 8.2.

      "MATERIAL ADVERSE EFFECT": Any event, circumstance, change or effect that, when taken individually or together with all other adverse events, circumstances, changes or effects, is more likely than not of being materially adverse to the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or other) or prospects of the Company and its subsidiaries taken as a whole; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (A) any adverse effect that results from general economic, business, financial or market conditions; (B) any adverse effect attributable to conditions affecting any of the industries or industry sectors in which the Company or its subsidiaries operates (except to the extent that the Company or its subsidiaries is adversely affected disproportionately relative to the other participants in such industries or industry sectors); (C) any adverse effect arising from or otherwise relating to fluctuations in the value of any currency;
(D) any adverse effect arising from or otherwise relating to any act of terrorism, war, national or international calamity or any other similar event;
(E) any adverse effect (including any loss of employees, other than those Persons listed on SCHEDULE 4.12 OF THE DISCLOSURE MEMORANDUM, or any cancellation of or delay in customer orders) directly arising from or otherwise directly relating to the announcement or pendency of this Agreement or the Merger; (F) any adverse effect arising from or otherwise relating to actions taken by the Company pursuant to, and consistent with, the Company's obligations under this Agreement; (G) any adverse effect arising from or otherwise relating to changes in GAAP; (H) any adverse effect that arises from any matter specifically described in the Disclosure Memorandum; or (I) the failure of the Company to meet expectations or projections previously provided in writing to Parent (provided that (i) shortfalls in financial results which result in such missed expectations or projections and (ii) the underlying causes of any such shortfalls, may in each case, individually or when aggregated with other effects, qualify as a "Material Adverse Effect").

      "MERGER": Is defined in the Recitals.

      "MERGER CONSIDERATION": The aggregate cash distributed to the holders of Company Capital Stock pursuant to this Section 1.7.1(b).

      "MERGER SUB": Is defined in the Preamble.

      "MUTUAL NONDISCLOSURE AGREEMENT": Is defined in Section 6.2.

      "OPEN CLAIM": Is defined in Section 8.8(b).

      "OPERATIVE DOCUMENTS": Is defined in Article II.

      "OUTBOUND LICENSES": Is defined in Section 2.16.2.

      "PARENT": Is defined in the Preamble.

      "PARENT COMMON STOCK": Common Stock of Parent.

      "PARENT INDEMNIFIED PARTY" and "PARENT INDEMNIFIED PARTIES": Each is defined in Section 8.2(a).

      "PERMITTED ENCUMBRANCES": Means (a) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and material persons, and purchase money liens incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if, in either such case, an adequate reserve shall have been made therefor in the Financial Statements, (b) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (c) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of the Company and do not materially detract from the value of the property upon which such encumbrance exists, (d) liens securing taxes, assessments and governmental charges not yet due and payable and are set forth on SCHEDULE 2.8(a) OF THE DISCLOSURE MEMORANDUM, and (e) banker's liens, rights of setoff and similar common law or statutory liens incurred on deposits made in the ordinary course of business.

      "PER SHARE COMMON STOCK CONSIDERATION": A cash amount equal to (a) the Aggregate Common Stock Payment multiplied by (b) a fraction, the numerator of which is one (1) and the denominator of which is the sum of (x) the aggregate number of shares of Company Series A Stock issued and outstanding as of immediately prior to the Effective Time plus (y) the aggregate number of shares of Company Common Stock issued and outstanding as of immediately prior to the Effective Time.

      "PER SHARE PREFERRED STOCK CONSIDERATION": A cash amount equal to the sum of (x) $0.4295 (as adjusted for any stock splits, dividends, recapitalizations and the like with respect to the Company prior to the Effective Time), plus (y) the Per Share Common Stock Consideration.

      "PERSON": Any individual, corporation, partnership, trust, joint venture, limited liability company, association, organization, other entity or Governmental Body or regulatory authority.

      "PERSONAL PROPERTY": All personal property owned, leased or rented by the Company.

      "PRE-CLOSING TAX PERIODS": Collectively, all taxable periods ending on or prior to the Closing Date and the portion through the end of the Closing Date.

      "PRE-CLOSING TAXES": Any and all Taxes (a) of the Company for all Pre-Closing Tax Periods other than any Taxes for which adequate reserves in accordance with GAAP have been included on the Financial Statements, (b) of any member of an Affiliated Group of which the Company (or any predecessor thereof) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar state, local, or foreign law or regulation), (c) of any Person imposed on the Company as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing, or (d) resulting from the transactions contemplated by this Agreement (including, without limitation, any and all sales, transfer, stamp and similar Taxes, levies, charges and fees), other than any Company Taxes arising from Parent making an election under Section 338(g) with respect to the Merger.

      "PREFERRED STOCK PREFERENCE PAYMENT": A cash amount equal to the product of (x) the aggregate number of shares of Company Series A Stock issued and outstanding as of immediately prior to the Effective Time multiplied by (y) $0.4295 (as adjusted for any stock splits, dividends, recapitalizations and the like with respect to the Company prior to the Effective Time).

      "PRIOR PERIOD": Is defined in Section 6.9(a).

      "PRIOR PERIOD RETURNS": Is defined in Section 6.9(a).

      "PRIVACY STATEMENT": Is defined in Section 2.16.15.

      "PUBLIC SOFTWARE": Is defined in Section 2.16.12.

      "PURCHASE PRICE": Is defined in Section 1.7.1.

      "REAL PROPERTY": Is defined in Section 2.9(a).

      "REASONABLY LIKELY": Means a meaningful chance (but not necessarily a probability) of occurring.

      "RELEASE": Releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping.

      "REQUIRED STOCKHOLDERS": Is defined in the Recitals.

      "REQUIRED STOCKHOLDER VOTE": Is defined in Section 2.2(a).

      "RETENTION EMPLOYEES": Those employees of the Company immediately prior to the Effective Time set forth on SCHEDULE 6.13(a) TO THE DISCLOSURE MEMORANDUM who have been offered and have accepted employment with Parent or the Surviving Corporation and commence employment with Parent or the Surviving Corporation after the Effective Time.

      "RETENTION EXPIRATION DATE": Is defined in Section 6.13.

      "RETENTION MILESTONES": Is defined in Section 6.13, and which are set forth on SCHEDULE 6.13(b) TO THE DISCLOSURE MEMORANDUM.

      "RETENTION POOL": Is defined in Section 6.13.

      "SEC": United States Securities and Exchange Commission.

      "SECURITIES ACT": Securities Act of 1933, as amended.

      "SOURCE CODE": Is defined in Section 2.16.7.

      "SPECIAL ESCROW AMOUNT": Is defined in Section 1.7.2.

      "STOCK PURCHASE RIGHTS": Is defined in Section 2.3(c).

      "STOCKHOLDER INDEMNIFIED PARTIES": Is defined in Section 8.3.

      "STOCKHOLDER MATERIALS": Is defined in Section 2.31.

      "STOCKHOLDER REPRESENTATIVE": Is defined in Section 1.8.

      "STOCKHOLDER AGREEMENT": The Stockholder Agreement to be executed and delivered by each stockholder of the Company (other than Dissenting Stockholders) in the form of attached EXHIBIT 1.

      "SURVIVAL PERIOD": Is defined in Section 8.1.

      "SURVIVING CORPORATION": Is defined in Section 1.1.

      "TAX" (and, in the plural, "TAXES"): Any and all (a) domestic or foreign federal, state or local taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever (including, without limitation, any income, net income, gross income, receipts, windfall profit, severance, property, production, sales, use, business and occupation, license, excise, registration, franchise, employment, payroll, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, estimated, transaction, title, capital, paid-up capital, profits, occupation, premium, value-added, recording, real property, personal property, inventory and merchandise, business privilege, federal highway use, commercial rent or environmental tax, and any liability under unclaimed property or similar laws), (b) interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with (i) any item described in clause (a) or (ii) the failure to comply with any requirement imposed with respect to any Tax Returns, and (c) liability in respect of any items described in clause (a) and/or (b) payable by reason of contract, assumption, transferee liability, operation of law or otherwise.

      "TAX RETURNS": Any report, return, statement or other written information, including any schedules or attachments thereto and any amendment thereof, required to be supplied to a taxing authority in connection with Taxes.

      "THIRD PARTY CLAIM": Is defined in Section 8.5(a).

      "THIRD PARTY IP": Is defined in Section 2.16.1.

      "TRANSACTION COSTS": Is defined in Section 9.1.

      "TRANSACTION COSTS SPREADSHEET": Is defined in Section 4.21.

      "TRANSMITTED COPIES": Is defined in Section 9.9.

      "UBS": Is defined in Section 2.25.

      "WARRANTY COSTS": Is defined in Section 2.12.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement and Plan of Merger as of the date and year first above written.

                                       F5 NETWORKS, INC.

                                       By /s/ John McAdam
                                          --------------------------------------
                                       Its President and Chief Executive Officer

                                       SPARROW ACQUISITION CORP.

                                       By /s/ Joann Reiter
                                          --------------------------------------
                                       Its President

                                       SWAN LABS CORPORATION

                                       By /s/ Andrew Foss
                                          --------------------------------------
                                       Its Chief Executive Officer

                                       STOCKHOLDER REPRESENTATIVES

                                       /s/ Matthew Howard
                                       -----------------------------------------
                                       Matthew Howard

                                       /s/  Andrew Foss
                                       -----------------------------------------
                                       Andrew Foss